UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NeoGenomics, Inc.

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PROXY STATEMENT

NEOGENOMICS, INC.

12701 Commonwealth Drive

Suite 9

Fort Myers, Florida 33913

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY MAY 25, 2017

Dear Stockholder:

You are invited to attend the 2017 Annual Meeting of Stockholders of NeoGenomics, Inc. to be held on May 25, 2017, 8:00 a.m., local time, at the Renaissance ClubSport Aliso Viejo Hotel at 50 Enterprise Aliso Viejo, CA 92656.

Details regarding the meeting and the business to be conducted are described in the accompanying proxy statement. In addition to considering the matters described in the proxy statement, we will report on matters of interest to our stockholders.

Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The proxy statement explains more about proxy voting, so please read it carefully.

We look forward to your continued support.

Sincerely,

Douglas M. VanOort
Chief Executive Officer

April 24, 2017

April 24, 2017

12701 Commonwealth Drive Suite 9

Fort Myers, Florida 33913

It is important that your shares be represented at the meeting regardless of the number of shares you hold. Whether or not you expect to attend the meeting in person, please complete, date, sign and return the accompanying proxy card in the enclosed envelope to ensure the presence of a quorum at the meeting. Even if you have voted by proxy, and you attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

This proxy statement is dated April 24, 2017 and is going to be first mailed to stockholders of NeoGenomics, Inc. on or about April 24, 2017. This proxy statement contains information on matters to be voted upon at the annual meeting or any adjournments of that meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to Be Held on May 25, 2017.

The proxy statement and 2016 annual report to stockholders are available at

https://materials.proxyvote.com/64049M.

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2017 ANNUAL MEETING PROXY MATERIAL RESULTS	47
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	48
ANNEX A: FIRST AMENDMENT OF THE NEOGENOMICS, INC. AMENDED AND RESTATED EQUITY INCENTIVE PLAN (AMENDED AND RESTATED EFFECTIVE OCTOBER 15, 2015)	A-1
ANNEX B: FIRST AMENDMENT OF THE NEOGENOMICS, INC EMPLOYEE STOCK PURCHASE PLAN (AMENDED AND RESTATED EFFECTIVE AS OF APRIL 16, 2013)	B-1
PROXY CARD

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NEOGENOMICS, INC.

PROXY STATEMENT FOR THE

2017 ANNUAL MEETING OF STOCKHOLDERS

NeoGenomics, Inc. (“we,” “us,” “our,” “NeoGenomics,” or the “Company”), having its principal executive offices at 12701 Commonwealth Drive, Suite 9, Fort Myers, Florida 33913, is providing these proxy materials in connection with the 2017 Annual Meeting of Stockholders of NeoGenomics, Inc. (the “2017 Annual Meeting”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2017 Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING

Q:	When and where is the 2017 Annual Meeting?

A:	The 2017 Annual Meeting is being held at the Renaissance ClubSport Aliso Viejo Resort at 50 Enterprise Aliso Viejo, CA 92656, at 8:00 a.m., local time, on May 25, 2017.

Q:	Who is entitled to vote at the 2017 Annual Meeting?

A:	Holders of NeoGenomics, Inc. common stock and Series A Preferred Stock at the close of business on April 7, 2017, the record date for the 2017 Annual Meeting (the “Record Date”) established by our board of directors (the “Board”), are entitled to receive notice of the 2017 Annual Meeting (the “Meeting Notice”), and to vote their shares at the 2017 Annual Meeting and any related adjournments or postponements. The Meeting Notice, proxy statement and form of proxy are first expected to be made available to stockholders on or about April 24, 2017.

As of the close of business on the Record Date, there were 79,220,250 shares of our common stock and 6,600,000 shares of Series A Preferred Stock outstanding and entitled to vote. Holders of our common stock and of our Series A Preferred Stock will vote together as a single class on all matters being presented in this Proxy Statement, for up to an aggregate 85,820,250 votes. The common stock and Series A Preferred Stock collectively constitute all of our voting shares (the “Voting Stock”). We refer to the holders of shares of our common stock and of shares of our Series A Preferred Stock (which are convertible into shares of our common stock) as “stockholders” throughout this Proxy Statement.

Q:	Who can attend the 2017 Annual Meeting?

A:	Admission to the 2017 Annual Meeting is limited to:

•	stockholders as of the close of business on the Record Date;

•	holders of valid proxies for the 2017 Annual Meeting; and

•	our invited guests.

Each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date.

Q:	Can I vote my shares by filling out and returning the Meeting Notice?

A:	No. The Meeting Notice identifies the items to be voted on at the 2017 Annual Meeting, but you cannot vote by marking the Meeting Notice and returning it.

Q:	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:	If your shares are registered in your name as evidenced and recorded in the stock ledger maintained by the Company and our transfer agent, you are a stockholder of record. If your shares are held in the name of your broker, bank or other nominee, these shares are held in street name.

If you are a stockholder of record and you have requested printed proxy materials, we have enclosed a proxy card for you to use. If you hold our shares in street name through one or more banks, brokers or other nominees, you will receive the Meeting Notice, together with voting instructions, from the third party or parties through which you hold your shares. If you requested printed proxy materials, your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares.

Q:	What are the quorum requirements for the 2017 Annual Meeting?

A:	The presence in person or by proxy of persons entitled to vote a majority of shares of our outstanding Voting Stock at the 2017 Annual Meeting constitutes a quorum. Your shares of our Voting Stock will be counted as present at the 2017 Annual Meeting for purposes of determining whether there is a quorum, if a proxy card has been properly submitted by you or on your behalf, or you vote in person at the 2017 Annual Meeting. Abstaining votes and broker non-votes are counted for purposes of establishing a quorum.

Q:	What matters will the stockholders vote on at the 2017 Annual Meeting?

A:	The stockholders will vote on the following proposal:

•	Proposal 1. Election of Directors. To elect nine members of our Board, each to hold office for a one year term ending on the date of the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified.

•	Proposal 2. Amendment of the Amended and Restated Equity Incentive Plan. To approve the amendment of our Amended and Restated Equity Incentive Plan.

•	Proposal 3. Amendment of Employee Stock Purchase Plan. To approve the amendment of our Employee Stock Purchase Plan.

•	Proposal 4. Ratification of Appointment of Independent Registered Public Accounting Firm.

Q:	What vote is required to approve this proposal?

A:	Provided a quorum is present, the following are the voting requirements for each proposal:

•	Proposal 1. Election of Directors. The nine nominees receiving a majority number of votes “FOR” from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected.

•	Proposal 2. Amendment of the Amended and Restated Equity Incentive Plan. If a majority of the votes cast by stockholders in person or via proxy with respect to this matter are cast in favor of the proposal.

•	Proposal 3. Approval of Amendment of Employee Stock Purchase Plan. If a majority of the votes cast by stockholders in person or via proxy with respect to this matter are cast in favor of the proposal.

•	Proposal 4. Ratification of Appointment of Independent Registered Public Accounting Firm. If a majority of the votes cast by stockholders in person or via proxy with respect to this matter are cast in favor of the proposal.

Q:	What are the Board’s voting recommendations?

A:	Our Board recommends that you vote your shares:

•	“FOR” the nine directors nominated by our Board as directors, each to serve until the 2018 annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified.

•	“FOR” the amendment of our Amended and Restated Equity Incentive Plan; and

•	“FOR” the amendment of our Employee Stock Purchase Plan.

•	“FOR” the ratification of Appointment of Independent Registered Public Accounting Firm.

Q:	How do I vote?

A:	You may vote by any of the following methods:

•	In Person. Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the 2017 Annual Meeting. If you hold shares in street name, you must obtain a proxy from the stockholder of record authorizing you to vote your shares and bring it to the meeting along with proof of beneficial ownership of your shares. A photo ID is required to vote in person.

•	By mail. If you elected to receive printed proxy materials by mail, you may vote by signing and returning the proxy card provided. Please allow sufficient time for mailing if you decide to vote by mail.

•	By internet or telephone. You may also vote over the internet at www.proxyvote.com or vote by telephone at 1-(800) 690-6903. Please see proxy card for voting instructions.

Q:	How can I change or revoke my vote?

A:	You may change your vote as follows:

•	Stockholders of record. You may change or revoke your vote by submitting a written notice of revocation to NeoGenomics, Inc., 12701 Commonwealth Drive, Suite 9, Fort Myers, Florida 33913, Attention: Denise Pedulla, Corporate Secretary, or by submitting another proxy card before the conclusion of the 2017 Annual Meeting. For all methods of voting, the last vote cast will supersede all previous votes.

•	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker or other nominee.

Q:	What if I do not specify a choice for a matter when returning a proxy?

A:	Your proxy will be treated as follows:

•	Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

•	Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Q:	Which ballot measures are considered “routine” or “non-routine?”

A:	The Ratification of Appointment of Independent Registered Public Accounting Firm (“Proposal 4”) is considered to be a routine matter under applicable rules. Abstentions, if any, will have no effect on the outcome of the vote on this proposal because they are not considered to be present or entitled to vote on the proposal, and broker non-votes are not expected to occur on this proposal. The election of directors (“Proposal 1”), the approval of the amendment of our Amended and Restated Equity Incentive Plan (“Proposal 2”) and the approval of the amendment of our Employee Stock Purchase Plan (“Proposal 3”) are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2 and 3.

Q:	Could other matters be decided at the 2017 Annual Meeting?

A:	As of the date of the filing of this proxy statement, we were not aware of any matters to be raised at the 2017 Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented at the 2017 Annual Meeting for consideration, the proxy holders for the 2017 Annual Meeting will have the discretion to vote on those matters for stockholders who have submitted a proxy card.

Q:	Who is soliciting proxies and what is the cost?

A:	We are making, and will bear all expenses incurred in connection with, the solicitation of proxies. Although we do not currently contemplate doing so, we may engage a proxy solicitation firm to assist us in soliciting proxies, and if we do so we will pay the fees of any such firm. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, electronic mail, facsimile or in person. Following the original mailing of the Meeting Notice, we will request brokers, custodians, nominees and other record holders to forward their own notice and, upon request, to forward copies of the proxy statement and related soliciting materials to persons for whom they hold shares of our Voting Stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

Q:	What should I do if I have questions regarding the 2017 Annual Meeting?

A:	If you have any questions about the 2017 Annual Meeting, would like to obtain directions to be able to attend the 2017 Annual Meeting and vote in person or would like additional copies of any of the documents referred to in this proxy statement, you should call our Investor Relations department at (239) 768-0600.

PROPOSAL 1—ELECTION OF DIRECTORS

General

At the 2017 Annual Meeting, a board of nine directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from our Board). Information concerning all director nominees appears below. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board.

Information as to Nominees and Other Directors

Background information, as of April 24, 2017, about the Board’s nominees for election, as well as information regarding additional experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve on the Board, is set forth below.

Douglas M. VanOort, age 61. Mr. VanOort has served as the Chairman of the Board of Directors and Chief Executive Officer of NeoGenomics since October 28, 2009. For seven months prior to October 2009, he served as Chairman of the Board of Directors, Executive Chairman and Interim Chief Executive Officer. Prior to joining NeoGenomics, Mr. VanOort was a General Partner with a private equity firm, and a Founding Managing Partner of a venture capital firm. From 1982 through 1999, Mr. VanOort served in various positions at Corning Incorporated and at its spin-off company, Quest Diagnostics, Inc. During the period from 1995 through 1999, he served as the Senior Vice President Operations for Quest Diagnostics, Inc. which was then a $1.5 billion newly formed NYSE-traded Company. During the period of 1989 to 1995, he held senior executive positions at Corning Life Sciences, Inc., including Executive Vice President. Corning Life Sciences Inc. had revenues of approximately $2 billion and was spun-off in a public transaction to create both Quest Diagnostics and Covance, Inc. From 1982 to 1989, Mr. VanOort served in various executive positions at Corning Incorporated, including Director of Mergers & Acquisitions. Mr. VanOort currently serves as a member of the Board of Directors of several privately-held companies, and is a principal owner of a privately-held retail hardware store chain. Mr. VanOort is a graduate of Bentley University.

Steven C. Jones, age 54. Mr. Jones served as a director since October 2003, as Executive Vice President since November 4, 2016, and as Chief Compliance Officer since February 7, 2013. Mr. Jones served as Chief Financial Officer for the Company from October 2003 until November 30, 2009, and as Executive Vice President—Finance from November 30, 2009 to November 4, 2016. Mr. Jones is also the founder and Chairman of the Aspen Capital Group, a private equity investment firm, and has been President and Managing Director of Aspen Capital Advisors since January 2001. Prior to that Mr. Jones was a chief financial officer at various public and private companies and was a Vice President in the Investment Banking Group at Merrill Lynch & Co. Mr. Jones received his B.S. degree in Computer Engineering from the University of Michigan in 1985 and his MBA degree from the Wharton School of the University of Pennsylvania in 1991. He also serves as Chairman of the Board of T3 Communications, Inc. and he is a member of the Board of XG Sciences, Inc.

Kevin C. Johnson, age 62. Mr. Johnson has served as a director since 2010. Mr. Johnson was the Chief Executive Officer for United Allergy Services, a provider of allergy testing and immunotherapy services, from September 2014 through July 2015. From January 2003 until September 2014 Mr. Johnson was retired. From May 1996 until January 2003, Mr. Johnson was Chairman, Chief Executive Officer and President of DIANON Systems, Inc., a publicly-traded cancer diagnostic services company providing anatomic pathology and molecular genetic testing services to physicians nationwide. During that time, DIANON grew annual revenues from approximately $56 million in 1996 to approximately $200 million in 2002. DIANON was sold to Laboratory Corporation of America (NYSE: LH) in January of 2003. Prior to joining DIANON in 1996, Mr. Johnson was employed by Quest Diagnostics and Quest’s predecessor, the Life Sciences Division of Corning, Incorporated, for 18 years, and held numerous management and executive level positions.

Raymond R. Hipp, age 74. Mr. Hipp has served as a director since February 2011. Mr. Hipp is a retired senior executive that has been involved in consulting work over the last few years involving mergers and acquisitions as well as being a member of a number of public company boards of directors. From July 1998 until his retirement in June 2002, Mr. Hipp served as Chairman, President and Chief Executive Officer of Alternative Resources Corporation, a provider of information technology outsourcing services. From August 1996 until May 1998, Mr. Hipp was the Chief Executive Officer of ITI Marketing Services, a provider of marketing services. Prior to that, Mr. Hipp held senior executive positions with several other firms. Mr. Hipp has a B.S. from Southeast Missouri State University. Mr. Hipp served on the Board of Directors and on the Audit Committee of Gardner Denver, Inc. (NYSE: GDI), an industrial manufacturing company, for over 14 years.

Bruce K. Crowther, age 65. Mr. Crowther has served as a Director since October 2014. Mr. Crowther recently retired as President and Chief Executive Officer of Northwest Community Healthcare where he has served for the last 23 years. Northwest Community Healthcare is an award winning hospital offering a complete system of care. Mr. Crowther has a B.S. in Biology and an M.B.A. from Virginia Commonwealth University. Mr. Crowther serves on the Board of Directors of Wintrust Financial Corporation, a public company and serves on the Board of Directors of Barrington Bank and Trust which is a Wintrust Financial Corporation owned Company. He also serves as Chairman of the Max McGraw Wildlife Foundation; a not for profit organization committed to conservation education and research. Mr. Crowther also serves on the Board of Caravel Autism; a private company that diagnoses autism and provides treatment to individuals with Autism.

William J. Robison, age 81. Mr. Robison has served as a director since May 2007. Mr. Robison, who is retired, spent his entire 41 year career with Pfizer, Inc. At Pfizer, he rose through the ranks of the sales organization and became Senior Vice President of Pfizer Labs in 1986. In 1990, he became General Manager of Pratt Pharmaceuticals, a then new division of the U.S. Pharmaceuticals Group, and in 1992 he became the President of the Consumer Health Care Group. In 1996 he became a member of Pfizer’s Corporate Management Committee and was promoted to the position of Executive Vice President and head of Worldwide Corporate Employee Resources. Mr. Robison retired from Pfizer in 2001. Mr. Robison was previously a board member of the University of Louisiana – Monroe, MWI Veterinary Supply Company, Inc., USO of Metropolitan New York, Inc., the Human Resources Roundtable Group, the Pharmaceutical Human Resource Council, the Personnel Round Table, and the Employee Relations Steering Committee for The Business Round Table. Mr. Robison was also a founding member of the Marine Corps Museum.

Lynn A. Tetrault, age 54. Mrs. Tetrault has served as a director since June 2015. Mrs. Tetrault is currently a consultant. She worked from 1993 to 2014 with AstraZeneca, PLC most recently as Executive Vice President Human Resources and Corporate Affairs. Mrs. Tetrault was responsible for all human resources strategy, talent management, executive compensation and related activities, internal and external communications, government affairs, corporate reputation and corporate social responsibility for the Company. Mrs. Tetrault has an undergraduate degree from Princeton University and a J.D. from the University of Virginia Law School.

Alison L. Hannah, age 56. Dr. Hannah has served as a director since June 2015. Dr. Hannah has over 25 years’ experience in the development of investigational cancer chemotherapies. Since 2000, she has served as a consultant to the pharmaceutical industry, working with over 20 companies with a focus on molecularly targeted therapy. Prior to this, she worked as Senior Medical Director at SUGEN on various compounds, including Sutent approved in kidney cancer, and Quintiles, a global Contract Research Organization. Dr. Hannah specializes in clinical development strategy, and has filed over 30 Investigational New Drug applications for new molecular entities and 7 New Drug Applications. She participates in Data Monitoring Committees, Scientific Advisory Boards and Independent Review Committees for clinical trials. She has a bachelor’s degree in biochemistry and immunology from Harvard University and her medical degree from the University of Saint Andrews. She is a member of ASCO, AACR, ASH, ESMO and a Fellow with the Royal Society of Medicine.

Kieran P. Murphy, age 54. Mr. Murphy is President and Chief Executive Officer of GE Healthcare Life Sciences, a $4.0 billion molecular medicine business that provides a broad range of industry-leading technologies and services for drug discovery, pre-clinical and clinical development and biopharmaceutical manufacturing, as well as molecular tools for therapy selection and treatment monitoring in patient care. Mr. Murphy has over twenty-five years of experience in the global life sciences and biotechnology industry. Mr. Murphy earned his bachelor’s degree in 1984 from University College, Dublin. He subsequently graduated from the University of Manchester Institute of Science and Technology with a master’s degree in Marketing.

Mr. Murphy was appointed to the Board pursuant to the Investor Board Rights, Lockup and Standstill Agreement with GE Medical Systems, under which the Company is, subject to certain limitations, required to appoint a director designated by GE Medical Systems to the Board.

Nomination Criteria

The following is a summary of certain of the experience, qualifications, attributes and skills that led the Company’s Board of Directors to conclude that such person should serve as a director at the time each was nominated. This information supplements the biographical information provided above.

•	Douglas M. VanOort, Chairman of the Board of Directors and Chief Executive Officer. Mr. VanOort has significant experience in the laboratory industry, including experience obtained as Chairman of the Board of Directors and Chief Executive Officer of the Company and as Senior Vice President Operations for Quest Diagnostics, Incorporated. Mr. VanOort also has significant financial experience having served as Executive Vice President and Chief Financial Officer of Corning Life Sciences, Inc. and as an Operating Partner with a private equity firm and a Founding Managing Partner of a venture capital firm. Mr. VanOort is an experienced executive officer and manager as illustrated by the above described positions and others included in the biographical information provided above.

•	Steven C. Jones, Executive Vice President and Board Member. Mr. Jones has a background in investment banking and in investing in the healthcare industry. He has also served as Chief Financial Officer and Chief Executive Officer of various companies, including service to NeoGenomics from 2003 to 2009 as its Chief Financial Officer. Mr. Jones provides valuable experience to NeoGenomics with respect to strategic and financial matters.

•	Kevin C. Johnson, Board Member. Mr. Johnson spent the majority of his career in the laboratory business and was the Chief Executive Officer and President of DIANON before it was sold to Laboratory Corporation of America. His experience as a Chief Executive Officer of a rapidly growing laboratory company operating in a similar niche of our industry enables him to provide significant and valuable insights as to running a laboratory company and strategies we should pursue.

•	Raymond R. Hipp, Board Member and Chairman of the Audit Committee. Mr. Hipp has experience in mergers and acquisitions, information technology and as Chief Executive Officer of a Company. Mr. Hipp fills an important role with the Company as the Chairman of the Audit Committee and as an audit committee financial expert.

•	Bruce K. Crowther, Board Member and Chairman of the Compliance Committee. Mr. Crowther has experience in the healthcare industry and a strong knowledge of the hospital market having served as Chief Executive Officer of a healthcare system for over 23 years. His experience in this role allows him to provide insight into how the Company should manage the hospital market. He also has experience serving on the board of directors of other public companies.

•	William J. Robison, Board Member and Chairman of the Nominating and Governance Committee. Mr. Robison spent his entire 41 year career with Pfizer, Inc. which included a position as Executive Vice President and head of Worldwide Corporate Employee Resources and he was a member of the Company’s Corporate Management Committee. This experience makes Mr. Robison highly qualified to be a member of the Compensation Committee. Mr. Robison has extensive health care knowledge and offers valuable insight and recommendations with respect to managing our sales-force, our personnel and compensation policies.

•	Lynn A. Tetrault, Board Member and Chairwoman of the Compensation Committee. Lynn Tetrault is a dynamic, seasoned executive in the pharmaceutical industry. Having progressed through numerous senior management roles at Astra Zeneca she acquired extensive human resource and corporate governance experience at the highest level of the company. As NeoGenomics continues to grow, Ms. Tetrault’s experience will help shape human resource policies and operations as well as the make-up of the board of directors and its governance policies.

•	Alison L. Hannah, Board Member. Dr. Hannah has significant healthcare knowledge having spent the last 15 years as a consultant in the field of oncology drug development with over 20 years of experience working with biopharmaceutical companies. She has extensive knowledge of the clinical trials marketplace and we believe she will be able to offer guidance on how the Company should position itself to obtain clinical trials diagnostic testing volumes as the Company continues to grow its revenue in that area.

•	Kieran P. Murphy, Board Member. Mr. Murphy has over 25 years of experience in the global life sciences and biotechnology industry and currently serves as President and Chief Executive Officer of GE Healthcare Life Sciences. Mr. Murphy brings valuable experience to our board in the areas of oncology and biopharma. As the leader of GE Healthcare and Life Sciences, Mr. Murphy has visibility into many different aspects of the healthcare space including international developments. His experience in the areas of pre-clinical and clinical development of biopharmaceuticals will assist us as we work to build our own BioPharmaceutical business.

Corporate Governance

Director Independence. Under the NASDAQ Stock Market Rules, the Board has a responsibility to make an affirmative determination that those members of its Board that serve as independent directors do not have any relationships with the Company and its businesses that would impair their independence. In connection with these determinations, the Board reviews information regarding transactions, relationships and arrangements involving the Company and its businesses and each director that it deems relevant to independence, including those required by the NASDAQ Stock Market Rules.

The Board has determined that each of Mr. Johnson, Mr. Hipp, Mr. Crowther, Mrs. Tetrault, Dr. Hannah, Mr. Robison and Mr. Murphy is independent. The Audit Committee and the Compensation Committee are each composed entirely of directors who are independent under the NASDAQ Stock Market Rules and the applicable rules of the United States Securities and Exchange Commission (the “SEC”).

Director Nominations. Our Board has a standing Nominating and Corporate Governance Committee (the “Nominating Committee”). The Nominating Committee considers and recommends candidates for election to the Board and nominees for committee memberships and committee chairs.

Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term stockholder interests, personal integrity and sound business judgment. The Nominating Committee seeks men and women from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. However, we do not have a formal policy concerning the diversity of the Board. All director candidates must have time available to devote to the activities of the Board. We also consider the independence of director candidates, including the appearance of any conflict in serving as a director. A director who does not meet all of these criteria may still be considered for nomination to the Board if our independent directors believe that the candidate will make an exceptional contribution to us and our stockholders.

Generally, when evaluating and recommending candidates for election to the Board, the Nominating Committee will conduct candidate interviews, evaluate biographical information and background material and assess the skills and experience of candidates in the context of the then current needs of the Company. In identifying potential director candidates, the Board may also seek input from the executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by the Nominating Committee. The Nominating Committee will also consider director candidates recommended by stockholders to stand for election at the annual meeting of stockholders so long as such recommendations are submitted in accordance with the procedures described below under “Stockholder Recommendations for Board Candidates.”

Board Leadership Structure. Our Board does not have a policy on whether the offices of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the independent directors. Our Board believes that it should have the flexibility to make these determinations at any given time in the way that it believes best to provide appropriate leadership for the Company at that time. Our Board has reviewed our current Board leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, and other relevant factors. Considering these factors, the Company has determined to have the same individual, Douglas VanOort, serve as Chief Executive Officer and Chairman of the Board. The Board does not have nor have they appointed a lead independent director.

Board Role in Risk Oversight. The Board administers its risk oversight function directly and through the Audit Committee. The Board and the Audit Committee regularly discuss with management the Company’s major risk exposures and their potential financial impact on the Company, and the steps taken to monitor and control those risks.

Information Regarding Meetings and Committees of the Board

The Board. The Board met four times for regular meetings during 2016. All of such meetings were regularly scheduled meetings and telephonic calls were held as needed. In addition, the Board held one special meeting via teleconference during 2016. During 2016, each incumbent director attended 75% or more of the Board and applicable committee meetings for the periods during which each such director served. Directors are not required to attend annual meetings of our stockholders. We held an annual meeting of stockholders in 2016, which was attended by six of the directors then serving on the Board.

The Board currently has four standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee and the Compliance Committee.

Board Committees. The following table sets forth the current members of each standing Committee:

Director Name	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Compliance Committee
Steven C. Jones				X
Kevin C. Johnson	X			X
William J. Robison		X (Chair)	X
Raymond R. Hipp	X (Chair)		X
Bruce K. Crowther	X			X (Chair)
Lynn A. Tetrault		X	X (Chair)
Alison L. Hannah		X		X
Kieran P. Murphy		X	X

Audit Committee. The Audit Committee functions pursuant to a written charter adopted by the Board, a copy of which may be found at our website www.neogenomics.com under the heading Investors. The Audit Committee is appointed by the Board to assist the Board with a variety of matters described in its charter, which include monitoring (1) the integrity of our financial statements, (2) the effectiveness of our internal control over financial reporting, (3) the qualifications and independence of our independent registered public accounting firm, (4) the performance of our independent registered public accounting firm and (5) our compliance with legal and regulatory requirements. The Audit Committee met 16 times during 2016. The formal report of the Audit Committee is set forth beginning on page 24 of this proxy statement.

The Board has determined that Raymond Hipp is independent and an “audit committee financial expert” as such term is defined under applicable SEC rules.

Nominating and Corporate Governance Committee. The Nominating Committee functions pursuant to a written charter adopted by the Board, a copy of which may be found at our website www.neogenomics.com under the heading Investors. Our Nominating Committee is responsible for (1) reviewing and evaluating the size, composition, function and duties of the Board consistent with its needs; (2) establishing criteria for the selection of candidates to the Board and its committees, and identify individuals qualified to become Board members consistent with such criteria, including the consideration of nominees submitted by stockholders; (3) recommending to the Board, director nominees for election at the next annual or special meeting of stockholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings; (4) recommending directors for appointment to Board committees; (5) making recommendations to the Board as to determinations of director independence; (6) overseeing the evaluation of the Board; (7) developing and recommending to the Board the Corporate Governance Guidelines for the Company and overseeing compliance with such Guidelines; and (8) monitoring significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies. The Nominating Committee identifies and evaluates nominee candidates as described above under “Director Nominations”. The Nominating Committee met four times during 2016 and also held two telephone meetings.

Compensation Committee. The Compensation Committee functions pursuant to a written charter adopted by the Board, a copy of which may be found at our website www.neogenomics.com under the heading Investors. The Compensation Committee is responsible for discharging the Board’s responsibilities relating to compensation of our Chief Executive Officer and our other executive officers and has overall responsibility for approving and evaluating all of our compensation plans, policies and programs as they affect our executive officers. All of the members of the committee are independent directors within the meaning of the applicable NASDAQ Stock Market Rules. The Compensation Committee met four times during 2016 and also held two telephone meetings.

The Compensation Committee engaged consultants in 2016 to assist with the following: Committee charter review, Board of Directors compensation benchmarks and recommendations, review and update of regulatory and legislative compensation trends as well as policy development and recommendations regarding change in control and clawback provisions. The decision to engage this firm as a consultant was made by the Compensation Committee and approved by Chairman and Chief Executive Officer.

Compliance Committee. Our Compliance Committee functions pursuant to a written charter adopted by the Board, a copy of which may be found at our website www.neogenomics.com under the heading Investors. The Compliance Committee is responsible for overseeing the Company’s activities in the area of corporate compliance with applicable laws and regulations related to our provision of medical related services and assessing management’s implementation of the Company’s Corporate Compliance Program. The Compliance Committee met four times during 2016.

Stockholder Recommendations for Board Candidates

The Board will consider qualified candidates for director that are recommended and submitted by stockholders. Submissions that meet the current criteria for board membership are forwarded to the Nominating and Corporate Governance Committee for further review and consideration. The Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than five percent of our common stock for at least one year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Board, at our principal executive office, Attention: Denise Pedulla, Corporate Secretary.

The Committee will evaluate any such candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members, assuming that appropriate biographical and background material is provided for candidates recommended by stockholders and the process for submitting the recommendation is followed.

Stockholder Communications with the Board

Stockholders may, at any time, communicate with any of our directors by mailing a written communication to NeoGenomics, Inc., 12701 Commonwealth Drive, Suite 9, Fort Myers, Florida, 33913, Attention: Denise Pedulla, Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then forward such correspondence, without editing or alteration, to the Board or to the specified director(s) on or prior to the next scheduled meeting of the Board. The Board will determine the method by which such submission will be reviewed and considered. The Board may also request the submitting stockholder to furnish additional information it may reasonably require or deem necessary to sufficiently review and consider the submission of such stockholder.

Board Recommendation

The Board unanimously recommends a vote “FOR” each nominee.

The nine nominees receiving the majority of votes cast “FOR” by stockholders in person or by proxy will be elected. This Proposal 1 is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares, your shares will not be counted as votes cast and will have no effect on the outcome of this Proposal 1.

PROPOSAL 2—AMENDMENT OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN

The Company currently maintains the NeoGenomics, Inc. Amended and Restated Equity Incentive Plan, as most recently amended and restated effective as of October 15, 2015 (the “Equity Incentive Plan”). The Board believes that the Equity Incentive Plan has been effective in attracting and retaining highly-qualified employees and other key contributors to the Company’s business, and that the awards granted under the Equity Incentive Plan have provided an incentive that aligns the economic interests of Plan participants with those of our stockholders. The Compensation Committee has reviewed the Equity Incentive Plan to determine whether it remains a flexible and effective source of incentive compensation in terms of the number of shares of common stock available for awards and in terms of its design, as well as whether it generally conforms with best practices in today’s business environment.

As of the year ended December 31, 2016, the Equity Incentive Plan had 1,670,205 shares remaining available for future issuance. In addition, a total of 5,779,382 equity shares in aggregate were outstanding, comprised of the following:

•	5,586,110 stock options and warrants (weighted average exercise price of $5.42, and weighted average remaining term of 3.42 years)

•	193,272 stock awards

Over the past three years, the Company has used equity shares judiciously, with a burn rate average of approximately 2.82% (of weighted average basic common shares outstanding) as compared to the Pharmaceuticals, Biotechnology & Life Sciences industry benchmark of 6.53%.

The Company has granted awards as follows:

Fiscal Year	Stock Options/Warrants Granted	Stock Awards Granted
2016	2,617,526	43,332
2015	1,819,000	11,440
2014	760,500	138,500

Based on its review, to ensure the Equity Incentive Plan has an adequate number of shares available, the Compensation Committee recommended that the Equity Incentive Plan be amended to add 6,150,000 shares of the Company’s common stock to the reserve available for new awards.

Accordingly, the Board of Directors approved, and is recommending that the Company’s stockholders approve, the Amendment of the Equity Incentive Plan (the “EIP Amendment”). Upon approval of the EIP Amendment by the Company’s stockholders, an additional 6,150,000 shares of the Company’s common stock will be available for issuance under the Equity Incentive Plan.

As discussed below, the EIP Amendment also increases the individual annual award limits included for compliance with Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Under Section 162(m), we are generally prohibited from deducting compensation paid to “covered employees” in excess of $1 million per person in any year. “Covered employees” are defined as the chief executive officer and the three other most highly compensated named executive officers (excluding the chief financial officer). Compensation that qualifies as “performance-based” is not subject to the $1 million limit. In general, one of the requirements that must be satisfied to qualify as “performance-based” compensation is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by a majority vote of our stockholders, generally at least once every five years. For purposes of Section 162(m), the material terms of the performance goals generally include (a) the individuals eligible to receive compensation upon achievement of performance goals, (b) a description of the business criteria on which the performance goals may be based, and (c) the maximum amount that can be paid to an individual upon attainment of the performance goals. By approving the EIP Amendment, stockholders also will be approving the material terms of the performance goals under the Equity Incentive Plan as amended by the EIP Amendment. The material terms of the performance goals for the Equity Incentive Plan as amended by the EIP Amendment are disclosed below. Although stockholder approval of the EIP Amendment will continue to provide us with the flexibility to grant awards under the Equity Incentive Plan that qualify as “performance-based” compensation under Section 162(m), we retain the ability to grant awards under the Equity Incentive Plan that do not qualify as “performance-based” compensation under Section 162(m).

Apart from the increase in available shares and the increase in the individual annual award limits, the EIP Amendment does not otherwise materially change the Equity Incentive Plan. If the EIP Amendment is not approved by the Company’s stockholders, the Equity Incentive Plan will remain unchanged and in effect according to its current terms and the Company may continue to grant awards under the Equity Incentive Plan until no more shares are available for issuance.

The material features of the Equity Incentive Plan, as amended by the EIP Amendment, are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Equity Incentive Plan, the full text of which is set forth as Exhibit 10.50 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 15, 2016, and by reference to the specific provisions of the EIP Amendment, the full text of which is set forth as Annex A to this proxy statement.

Corporate Governance Aspects of the Plan

The Equity Incentive Plan has been designed to include a number of provisions that promote best practices by reinforcing the alignment between equity compensation arrangements for eligible employees and non-employee directors and stockholders’ interests. These provisions include, but are not limited to, the following:

•	Clawback Policy. In the event of a restatement of our financials due to material noncompliance with any financial reporting requirements under the law, participants will be required to reimburse us for any amounts earned or payable in connection with an award under the Equity Incentive Plan to the extent required by law and any applicable company policies.

•	No Evergreen Provision. The Equity Incentive Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the Plan will be automatically replenished.

•	Conservative Change in Control Provision. The Equity Incentive Plan does not provide for automatic vesting of awards solely upon a change in control of the Company.

•	No Discounted Stock Options or Stock Appreciation Rights. Stock options and stock appreciation rights may not be granted under the Equity Incentive Plan with exercise prices lower than the market value of the underlying shares on the grant date.

•	No Reload Grants. Reload grants, or the granting of stock options conditioned upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another stock option, are not permitted under the Equity Incentive Plan.

•	No Transferability. Equity Incentive Plan awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee of the Board.

•	No Automatic Grants. The Equity Incentive Plan does not provide for automatic grants to any participant.

•	No Repricings Without Stockholder Approval. The Equity Incentive Plan prohibits the repricing of stock options and SARs without prior stockholder approval, with customary exceptions for certain changes in capitalization. This provision applies to both direct repricings (lowering the exercise price or strike price of a stock option or stock appreciation right) as well as indirect repricings (canceling an outstanding stock option or stock appreciation right and granting a replacement stock option or stock appreciation right with a lower exercise price or exchanges or other substitutions for cash or other forms of awards).

•	Tax Deductible Awards. The Equity Incentive Plan contains provisions that are required for future awards to certain covered employees to be eligible to be deductible under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) as “performance-based compensation.”

•	No Tax Gross-Ups. The Equity Incentive Plan does not provide for any tax gross-ups.

•

Multiple Award Types. The Equity Incentive Plan permits the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock units, restricted stock awards and other types of equity grants, subject to the share limits of the Equity Incentive Plan. This breadth of award types will enable the Compensation Committee to tailor awards in light of the accounting, tax and other standards applicable at the time of grant. Historically, these standards have changed over time.

•	Independent Oversight. The Equity Incentive Plan is administered by the Compensation Committee, which is comprised of independent board members.

Administration

The Equity Incentive Plan is administered by the Compensation Committee. Subject to the express provisions of the Equity Incentive Plan, the Compensation Committee has the authority, in its discretion, to interpret the Equity Incentive Plan, establish rules and regulations for the Plan’s operation, select eligible individuals to receive awards and determine the form and amount and other terms and conditions of such awards.

Summary of Award Terms and Conditions

Awards under the Equity Incentive Plan may include incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, stock bonus awards, deferred stock awards and other stock-based awards.

Stock Options. The Compensation Committee may grant to an Equity Incentive Plan participant options to purchase our common stock that qualify as incentive stock options for purposes of Code Section 422, options that do not qualify as incentive stock options, or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods and other conditions on exercise will be determined by the Committee and will be reflected in a written award agreement or notice.

The exercise price for stock options will be determined by the Compensation Committee in its discretion, but with respect to incentive stock options may not be less than 100% of the fair market value of one share of our common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted. The fair market value of our common stock as of April 19, 2017, the closest practical date preceding the mailing of this proxy statement was $8.36 per share.

Stock options must be exercised within a period fixed by the Compensation Committee that may not exceed 10 years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise period may not exceed five years. The Equity Incentive Plan provides for earlier termination of stock options upon the participant’s termination of service, unless extended by the Compensation Committee, but in no event may the options be exercised after the scheduled expiration date of the options.

At the Compensation Committee’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of our common stock held by the participant or in any other form of consideration acceptable to the Compensation Committee (including one or more forms of “cashless” or “net” exercise).

Stock Appreciation Rights. The Compensation Committee may grant to an Equity Incentive Plan participant an award of stock appreciation rights, which entitles the participant to receive, upon its exercise, a payment equal to (a) the excess of the fair market value of a share of common stock on the exercise date over the stock appreciation right exercise price, multiplied by (b) the number of shares of common stock with respect to which the stock appreciation right is exercised. The terms and conditions of awards of stock appreciation rights, including the quantity, price, vesting periods and other conditions on exercise will be determined by the Compensation Committee and will be reflected in a written award agreement or notice.

The exercise price for a stock appreciation right will be determined by the Compensation Committee in its discretion, but may not be less than 100% of the fair market value of one share of our common stock on the date when the stock appreciation right is granted. Stock appreciation rights must be exercised within a period fixed by the Compensation Committee that may not exceed 10 years from the date of grant. Upon exercise of a stock appreciation right, payment may be made in cash, shares of our stock or a combination of cash and stock.

Restricted Stock. The Compensation Committee may grant to an Equity Incentive Plan participant shares of common stock subject to specified restrictions, which we refer to as restricted shares. Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period or the attainment of specified performance targets over the forfeiture period. The terms and conditions of restricted share awards are determined by the Compensation Committee and will be reflected in a written award agreement or notice.

Stock Bonus Awards. The Compensation Committee may grant to an Equity Incentive Plan participant shares of common stock in the form of a stock bonus award that are not subject to any restrictions or forfeiture requirements. The terms and conditions of stock bonus awards are determined by the Compensation Committee and will be reflected in a written award agreement or notice.

Deferred Stock Awards. The Compensation Committee may grant to an Equity Incentive Plan participant deferred stock awards representing the right to receive shares of common stock (or the value of such shares) in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives. The terms and conditions of deferred stock awards are determined by the Compensation Committee and will be reflected in a written award agreement or notice.

Other Stock-Based Awards. The Compensation Committee may grant to an Equity Incentive Plan participant equity-based or equity-related awards, referred to as other stock-based awards, other than options, stock appreciation rights, restricted shares, stock bonus awards or deferred stock awards. Such awards may include restricted stock units, stock purchase rights, phantom stock arrangements or awards valued in whole or in part by reference to our common stock. The terms and conditions of each other stock-based award will be determined by the Compensation Committee and will be reflected in a written award agreement or notice. Payment under any other stock-based awards will be made in common stock or cash, as determined by the Compensation Committee.

Performance Goals

The Equity Incentive Plan will allow the Compensation Committee to grant options, stock appreciation rights, and certain performance-based awards that should qualify as “performance-based compensation” under Section 162(m) of the Code. A vote in favor of approving the Equity Incentive Plan will be a vote approving all the material terms and conditions of the plan for purposes of granting awards pursuant to Section 162(m), including the performance criteria, eligibility requirements and limits on various stock awards that are described in this proposal. The Compensation Committee retains its discretion to grant awards that are not compliant with Section 162(m). In addition, given the ambiguities in how the conditions to qualifying as “performance-based” will be interpreted and administered under the income tax regulations, there is no certainty that elements of “performance-based” compensation discussed in this proposal will in fact be deductible in the future.

With respect to any awards under the Equity Incentive Plan that are intended to qualify as “performance-based compensation” for purposes of Code Section 162(m) (other than stock options and stock appreciation rights), the award will be subject to the attainment of one or more pre-established performance objectives that will relate to corporate, subsidiary, division, group or unit performance based on one or more of the following measures:

•	Gross revenue;

•	Earnings per share or ratios of earnings to equity or assets;

•	Net profits;

•	Stock price;

•	Market share;

•	Sales; or

•	Costs.

Awards that are designed to qualify as performance-based compensation may not be adjusted upward. However, the Compensation Committee has the discretion to adjust these awards downward and may grant awards that do not qualify as performance-based compensation.

Effect of a Change in Control or Similar Corporate Transactions

In the event of a merger, reorganization or consolidation between NeoGenomics and another person or entity (other than an affiliate) resulting in our stockholders prior to the transaction holding less than a majority of the outstanding voting stock of the surviving entity immediately after the transaction, or in the event of a sale of all or substantially all of our assets, outstanding awards will be subject to the specific terms as may be set forth in the applicable award agreement, which may include assumption or substitution of such awards with equivalent awards, accelerated vesting or settlement in cash or cash equivalents. Beginning with awards granted after April 20, 2017, award agreements will include “double trigger” vesting conditions. Under these conditions, stock option awards that are assumed or replaced as a result of a change in control will not automatically vest upon the change in control. Accelerated vesting of awards is permitted upon a change in control (as defined in the award agreement) if an employee experiences an involuntary termination (either by the Company without cause or by the employee for good reason, as defined in the award agreement) within 12 months after the change in control transaction.

Eligibility and Limitation on Awards

The Compensation Committee may grant awards under the Equity Incentive Plan to any employee, non-employee director or consultant of ours or any of our participating subsidiaries. While the selection of Equity Incentive Plan participants is within the discretion of the Compensation Committee, it is currently expected that participants will be primarily officers and key senior level employees, as well as our non-employee directors. As of the date of the filing of this proxy statement, all of our approximately 969 employees, and each of our 8 non-employee directors, are eligible to participate in the Equity Incentive Plan.

The maximum amount of awards that can be granted under the Equity Incentive Plan to a single participant in any 12-month period in the form of stock options or stock appreciation rights is being increased by the EIP amendment from 500,000 shares to 1,000,000 shares. In addition, to the extent such awards are intended to qualify as “performance-based compensation” under Code Section 162(m), the maximum awards that can be granted under the Equity Incentive Plan to a single participant in any 12-month period in the form of restricted shares, stock bonus awards, deferred stock awards or other stock-based awards is being increased by the EIP amendment from 500,000 shares to 1,000,000 shares.

Shares Subject to the Equity Incentive Plan

The number of shares of our common stock reserved for issuance for awards under the Equity Incentive Plan, before the approval of the proposed EIP Amendment, was 12.5 million, of which approximately 1.4 million shares remain available for new awards. The Board has authorized pursuant to the EIP Amendment, subject to stockholder approval, an additional 6,150,000 shares of our common stock to be available for new awards under the Equity Incentive Plan, so that the aggregate number of shares reserved for issuance under the Equity Incentive Plan will be 18,650,000, with approximately 7,550,000 million shares being available for new awards. All such shares of common stock available for issuance under the Equity Incentive Plan shall be available for issuance as incentive stock options.

Shares of common stock underlying awards granted under the Equity Incentive Plan that expire or are forfeited or terminated for any reason (as a result, for example, of the lapse of stock options or forfeiture of restricted shares), as well as any shares underlying an award that is settled in cash rather than stock, will be available for future grants under the Equity Incentive Plan. In addition, shares of stock that are surrendered to or withheld by us in payment or satisfaction of the exercise price of an award or any tax withholding obligation with respect to an award will be available for future grants. Shares to be issued under the Equity Incentive Plan will be authorized but unissued shares of common stock or shares of stock reacquired by us.

Anti-Dilution Protections

In the event of a change in the outstanding shares of our common stock, without the receipt by us of consideration, by reason of a stock dividend, stock split, reverse stock split or distribution, recapitalization, merger, reorganization, reclassification, consolidation, split-up, spin-off, combination of shares, exchange of shares or other similar event, the Compensation Committee will make appropriate and equitable adjustments to (a) the number and kind of shares of stock available under the Equity Incentive Plan, (b) the number and kind of shares of stock subject to outstanding Equity Incentive Plan awards, (c) the per-share exercise or other purchase price under any outstanding Equity Incentive Plan award and (d) the annual award or other maximum award limits applicable under the Equity Incentive Plan.

Clawback Provisions

The Equity Incentive Plan provides that in the event of a restatement of our financials due to material noncompliance with any financial reporting requirements under the law, a participant will be required to reimburse us for any amounts earned or payable in connection with an award under the Equity Incentive Plan to the extent required by law and any applicable company policies.

No Repricings of Options or SARs

The Equity Incentive Plan prohibits the repricing of stock options and stock appreciation rights without the approval of our stockholders. This provision applies to both direct repricings (lowering the exercise price or strike price of a stock option or stock appreciation right) as well as indirect repricings (canceling an outstanding stock option or stock appreciation right and granting a replacement stock option or stock appreciation right with a lower exercise price or strike price or exchange for cash or other forms of awards).

Amendment and Termination

The Board may suspend, terminate, modify or amend the Equity Incentive Plan, provided that any amendment that would (a) increase the aggregate number of shares of stock that may be issued under the Equity Incentive Plan, (b) change the method of determining the exercise price of option awards or (c) materially modify the eligibility requirements for the Equity Incentive Plan, will be subject to the approval of our stockholders, except for modifications or adjustments relating to the anti-dilution protection described above.

In addition, no suspension, termination, modification or amendment of the Equity Incentive Plan may terminate a participant’s existing award or materially and adversely affect a participant’s rights under such award without the participant’s consent. However, these provisions do not limit the board’s authority to amend or revise the Equity Incentive Plan to comply with applicable laws or governmental regulations.

Federal Income Tax Consequences

THE FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF AWARDS UNDER THE PLAN GENERALLY ARE AS DESCRIBED BELOW. THE FOLLOWING INFORMATION IS ONLY A SUMMARY OF THE TAX CONSEQUENCES OF THE AWARDS, AND WE

ENCOURAGE PARTICIPANTS TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES INHERENT IN THE OWNERSHIP OR EXERCISE OF THEIR AWARDS, AND THE OWNERSHIP AND DISPOSITION OF ANY UNDERLYING SECURITIES. TAX CONSEQUENCES FOR ANY PARTICULAR INDIVIDUAL OR UNDER STATE OR NON-U.S. TAX LAWS MAY BE DIFFERENT.

Incentive Stock Options. A participant who is granted an incentive stock option generally will not recognize any taxable income for federal income tax purposes on either the grant or exercise of the incentive stock option (except for AMT purposes, as described below). If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option by the participant, (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the exercise price; and (b) we will not be entitled to a deduction with respect to the shares of stock so issued. If the two year holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the lesser of (1) the excess of the fair market value of the shares at the time of exercise over the exercise price, and (2) the gain on the sale. Also in that case, we will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the actual holding period for the stock. A sale for less than the exercise price results in a capital loss. The excess of the fair market value of the shares on the date of exercise over the exercise price is includable in the participant’s income for alternative minimum tax purposes whether or not the statutory two year holding period requirements are met.

Nonqualified Stock Options. A participant who is granted a nonqualified stock option under the Equity Incentive Plan generally will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. We generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the participant as ordinary income.

Stock Appreciation Rights. A participant who is granted stock appreciation rights generally will not recognize any taxable income on the receipt of the award. Upon the exercise of a stock appreciation right, (a) the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of our stock from the date of grant of the award to the date of exercise multiplied by the number of shares subject to the award), and (b) we will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.

Restricted Stock. A participant generally will not recognize any taxable income on the grant date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Code Section 83(b) to include in income the fair market value of the restricted shares as of the date of such transfer. We generally will be entitled to a corresponding deduction. Any disposition of shares after the restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by us unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the participant as dividends and will not be deductible by us.

Deferred Stock Awards. A participant generally will not recognize taxable income upon grant of a deferred stock award, and we will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the underlying shares or settlement of the award, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock or other value received, and we generally will be entitled to a deduction in the same amount. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period.

Stock Bonus Awards and Other Stock-Based Awards. A participant generally will not recognize taxable income upon the grant of stock bonus awards or other stock-based awards under the Equity Incentive Plan unless and until the conditions and requirements for the grants have been satisfied and the payment determined. Once subject to tax, any cash received and the fair market value of any common stock received generally will constitute ordinary income to the participant. We generally will be entitled to a deduction in the same amount.

Code Section 162(m). Because we are a public company, special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our three most highly compensated executive officers other than our Chief Executive Officer (and not including our Chief Financial Officer) whose compensation is required to be reported annually in our proxy statement. Under Code Section 162(m), the annual compensation paid to each of these executives may not be deductible to the extent that it exceeds $1 million. The limitation on deductions does not apply, however, to qualified “performance-based compensation.” Certain awards under the Equity Incentive Plan, including stock options, stock appreciation rights and stock-based performance awards, may constitute qualified performance-based compensation and, as such, would be exempt from the $1 million limitation on deductible compensation. The Compensation Committee may choose to grant awards under the Equity Incentive Plan that are not deductible under Code Section 162(m).

New Plan Benefits

Because awards under the Equity Incentive Plan are discretionary, awards are generally not determinable at this time.

Effective Date

The EIP Amendment will be effective as of the date approved by our stockholders. The Equity Incentive Plan is scheduled to expire on October 15, 2025, unless terminated earlier by the Board.

Vote Required for Approval

The EIP Amendment will be approved if a majority of the votes cast by stockholders in person or via proxy with respect to this matter are cast in favor of the proposal. The proposal to approve the EIP Amendment is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares for the proposal, your shares will not be counted as votes cast for the proposal and will have no effect on the outcome of this Proposal 2. If the stockholders do not approve the EIP Amendment, it will not be implemented, but we reserve the right to adopt such other compensation plans and programs as we deem appropriate and in the best interests of NeoGenomics and its stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE EIP AMENDMENT.

PROPOSAL 3 — APPROVAL OF AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN

The Company currently maintains the NeoGenomics, Inc. Amended and Restated Employee Stock Purchase Plan, as most recently amended and restated effective as of March 10, 2013 (the “ESPP”).

The ESPP provides employees of the Company and its subsidiaries the opportunity to acquire an ownership interest in the Company through the purchase of Company common stock at a price below current market prices. The ESPP currently provides that the purchase price is at 95% of the fair market value of the common stock on the first trading day of each ESPP offering period or on the last day of the offering period, whichever is lower—i.e., a 5% discount.

In order to encourage additional participation in the ESPP, the Board of Directors approved, and is recommending that the Company’s stockholders approve, the First Amendment of the ESPP (the “ESPP Amendment”) to increase this discount to 15%. Accordingly, if the ESPP Amendment is approved, the purchase price of the shares under the ESPP will be not less than 85% of the fair market value of the common stock on the first trading day of each ESPP offering period or on the last day of the offering period, whichever is lower.

The material features of the ESPP, as amended by the ESPP Amendment, are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the ESPP, the full text of which is set forth as Appendix A to the Company’s proxy statement for the 2013 Annual Meeting of Stockholders, which was filed with the SEC on May 8, 2013, and by reference to the specific provisions of the ESPP Amendment, the full text of which is set forth as Annex B to this proxy statement.

Description of the Plan

Administration of the ESPP. Our Board has authority to administer, interpret and implement the terms of the ESPP. The Board may delegate its powers under the ESPP to a committee of the Board composed of at least two members, each of whom may qualify as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act, and “outside director” in accordance with Section 162(m) of the Code. References to the Board herein will mean the committee as well. The Board will have the discretion to set the terms of each offering in accordance with the provisions of the ESPP, to designate any subsidiaries of the Company to participate in the ESPP, to make all determinations regarding the ESPP, including eligibility, and otherwise administer the ESPP.

Number of Authorized Shares. A total of 1,000,000 shares of our common stock have been reserved under the amended ESPP, of which approximately 210,646 shares are available for future purchases under the ESPP, subject to adjustment in the event of any significant change in our capitalization, such as a stock split, a combination or exchange or shares, or a stock dividend or other distribution. The ESPP Amendment makes no change to the number of shares authorized for issuance under the ESPP.

Eligibility and Participation. All of our employees generally are eligible to participate in the ESPP. However, the Board may provide with respect to any offering that employees will not be eligible to participate in the offering if they are customarily employed by us or any participating subsidiary for less than 20 hours per week or less than five months in any calendar year. As of the date of filing of this proxy statement, approximately 926 employees are eligible to participate in the ESPP. The Board also may exclude from an offering period highly-compensated employees or employees who have not satisfied a minimum period of employment with us which may not exceed a period of two years. In addition, an employee may not be granted rights to purchase stock under our ESPP if such employee would:

•	immediately after any grant of purchase rights, own stock possessing five or more of the total combined voting power or value of all classes of our capital stock; or

•	hold rights to purchase stock under all of our employee stock purchase plans that would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year.

Offering Periods. The ESPP provides for offering periods as short as one month or as long as 27 months. The Board may specify a maximum number of shares of common stock that any participant may purchase during an offering period. During each offering period, participants authorize payroll deductions on an after-tax basis from the participant’s base pay, subject to certain limits.

Exercise of Purchase Rights. Amounts deducted and accumulated by the participant are used to purchase shares of our common stock at the end of each offering period. If the ESPP Amendment is approved, the purchase price of the shares will not be less than 85% of the fair market value of our common stock on the first trading day of the offering period or on the last day of the offering period, whichever is lower. The fair market value of our common stock as of April 19, 2017, the closest practical date preceding the mailing of this proxy statement, was $8.36 per share. Participants may withdraw from participation in the ESPP at any time during an offering period, and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon termination of employment with us.

Amendment and Termination. The Board in its discretion may amend, suspend or terminate the ESPP at any time. Unless sooner terminated, the Plan will terminate at the earlier of the time that all of the shares reserved under the ESPP have been issued under the terms of the ESPP or March 1, 2023, the 10th anniversary of the effective date of the 2013 amendment and restatement of the ESPP. Notwithstanding the foregoing, no amendment or termination may adversely affect any outstanding rights to purchase stock under our ESPP.

Benefits Under ESPP. Benefits to be received by participants under the ESPP, including our executive officers, are not currently determinable because participation in the ESPP is voluntary and the benefits are subject to the market price of the common stock at future dates.

Federal Income Tax Considerations

THE FOLLOWING DISCUSSION ADDRESSES ONLY THE GENERAL FEDERAL INCOME TAX CONSEQUENCES UNDER THE PLAN. IT DOES NOT ADDRESS THE IMPACT OF STATE AND LOCAL TAXES, THE FEDERAL ALTERNATIVE MINIMUM TAX OR SECURITIES LAWS RESTRICTIONS, AND IS INTENDED FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT INTENDED AS A TAX ADVICE TO PARTICIPANTS IN THE PLAN, WHO SHOULD CONSULT THEIR OWN TAX ADVISORS.

It is the intention of the Company to have the ESPP qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the ESPP, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code. The Company believes that the following federal income consequences normally will apply with respect to the ESPP.

The payroll deductions withheld from a participant’s pay under the ESPP will be taxable income to the participant and must be included in the participant’s gross income for federal income tax purposes in the year which such amounts otherwise would have been received.

A participant will not be required to recognize any income for federal income tax purposes either at the time the participant is granted an option (which will be on the first day of the offering period) or by virtue of the exercise of the option (which will take place on the last day of such offering period). The federal income tax consequences of a sale or disposition of shares acquired under the ESPP depend in part on the length of time the shares are held by a participant before such sale or disposition. If a participant sells or otherwise disposes of shares acquired under the ESPP (other than any transfer resulting from death) within two years after the first day of the applicable offering period or one year after the shares are acquired (the “Holding Period”), the participant must recognize ordinary compensation income in the year of such disposition in an amount equal to the excess of (i) the fair market value of the shares on the date such shares were acquired over (ii) the price paid for the shares by the participant. The amount of “ordinary” compensation income recognized by the participant will be added to the participant’s basis in such shares for purposes of determining any additional gain or loss realized by the participant on the sale of the shares. Any such additional gain or loss will be taxed as capital gain or loss, long or short, depending on how long the participant held the shares.

If a participant sells shares acquired under the ESPP after the Holding Period or if the participant dies, the participant or the participant’s estate must include as ordinary compensation income in the year of sale (or the taxable year ending upon death) an amount equal to the lesser of (i) the excess of the fair market value of the shares on the first day of the offering period over the option price (determined as if the option had been exercised on the first day of the offering period), or (ii) the excess of the fair market value of the shares at the time of sale of the shares or on the date of death over the price paid for the shares by the participant. Except in the case of a transfer as a result of death, the amount of ordinary income recognized by the participant will be added to the participant’s basis in such shares. Any gain realized upon the sale in excess of such basis will be taxed as a long-term capital gain. Any loss realized will be treated as long-term capital loss.

The Company will not receive any income tax deduction as a result of issuing shares pursuant to the ESPP, except to the extent that a participant is required to include as ordinary income amounts arising upon the sale or disposition of such shares as discussed above.

Effective Date

The Amendment will be effective as of the date approved by our stockholders.

Vote Required for Approval

The ESPP Amendment will be approved if a majority of the votes cast by stockholders in person or via proxy with respect to this matter are cast in favor of the proposal. If the stockholders do not approve the ESPP Amendment, it will not be implemented, but the Company reserves the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and our stockholders. The proposal to approve the ESPP Amendment is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares for the proposal, your shares will not be counted as votes cast for the proposal and will have no effect on the outcome of this Proposal 3.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ESPP AMENDMENT.

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Crowe Horwath LLP has served as our independent registered public accounting firm since 2014. Although ratification of the appointment of our independent registered public accounting firm is not required by our Amended and Restated Bylaws or otherwise, the Board is submitting the appointment of Crowe Horwath LLP to our stockholders for ratification because we value the views of our stockholders. In the event that stockholders fail to ratify the appointment of Crowe Horwath LLP, the Audit Committee will reconsider the appointment of Crowe Horwath LLP. Even if the appointment is ratified, the ratification is not binding and the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

Representatives from Crowe Horwath LLP are not expected to be present at the 2017 Annual Meeting.

Vote Required for Approval

The ratification of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 will be approved if a majority of the votes cast by stockholders in person or via proxy with respect to this matter are cast in favor of the proposal. Abstentions and broker non-votes, if any, will not be treated as votes cast and will have no impact on the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information, as of December 31, 2016, regarding the number of shares of Company common stock that may be issued under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
Amended and Restated Equity Incentive Plan	4,936,111	$5.92	1,670,205	(c)
Employee Stock Purchase Plan	—	N/A	339,958
Equity compensation plans not approved by security holders (a) (b)	650,000	$1.56	—

Total	5,586,111	$5.41	2,010,163

(a)	Includes outstanding options to purchase 200,000 shares of common stock at an exercise price of $1.71 per share granted to Douglas M. VanOort on February 14, 2012. These options vest based on the passage of time. In the event of a change of control of the Company with a share price in excess of $4.00 per share, all unvested options will vest immediately. These options were exercised in February of 2017.
(b)	Includes outstanding warrants to purchase 450,000 shares of common stock at an exercise price of $1.50 per share granted to Steven C. Jones on May 3, 2010. These warrants vested based on the passage of time and based on the achievement of certain milestones. On September 14, 2016, these warrants were sold to a third party and were exercised in March of 2017.
(c)	The Company’s Equity Incentive Plan was amended and restated on April 16, 2013 and subsequently approved by a majority of stockholders. The plan allowed for the issuance of an aggregate number of shares of up to 7,000,000. The plan was further amended on May 4, 2015 and subsequently approved by stockholders to allow for an additional 2,500,000 shares bringing the maximum aggregate number of shares reserved and available for issuance to 9,500,000. The plan was most recently amended and restated on December 21, 2015 and subsequently approved by stockholders, increasing the maximum aggregate number of shares of the Company’s common stock reserved and available for issuance under the Amended Plan to 12,500,000.

Currently, the Company’s Equity Incentive Plan, as amended and restated on December 21, 2015 and the Company’s ESPP as Amended and Restated, dated April  16, 2013 are the only equity compensation plans in effect.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee operates under a written charter, which has been adopted by the Board. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board with the monitoring of (1) the integrity of the Company’s financial statements, (2) the effectiveness of the Company’s internal control over financial reporting, (3) the qualifications and independence of the Company’s independent registered public accounting firm, (4) the performance of the Company’s independent registered public accounting firm and (5) the Company’s compliance with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. These responsibilities rest with management and the Company’s independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal years ended December 31, 2016, 2015 and 2014 with management, and Crowe Horwath LLP., the Company’s independent registered public accounting firm.

The Audit Committee has discussed with Crowe Horwath LLP the matters required to be discussed under applicable Public Company Accounting Oversight Board “PCAOB” standards, as adopted by the PCAOB in Rule 3200T. In addition, the Committee has received during the past fiscal year the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with Crowe Horwath LLP its independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the Company for the fiscal year ended December 31, 2016 be included in its Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board.

Raymond R. Hipp (Chair)
Kevin C. Johnson
Bruce K. Crowther

INFORMATION CONCERNING EXECUTIVE OFFICERS

WHO ARE NOT DIRECTORS

Background information, as of April 24, 2017 about our executive officers who are not nominees for election as directors is set forth below.

Steven G. Brodie, Ph.D., age 56. Dr. Brodie currently serves as our Vice President of Operations and has served as the President of our Pharma Services Division since September, 2016. Prior to this he had served as Chief Scientific Officer of NeoGenomics since April 2015. Dr. Brodie is also the Laboratory Director for our Fort Myers, FL lab facility, a role he has held since 2014. He also has served as our Director of Molecular Genetics and Cytogenetics since 2011. Prior to joining NeoGenomics, Dr. Brodie served as a Senior Director of Cytogenetics, Assistant Director of Molecular Genetics, and Scientific Director of Maternal Serum Screening at Quest Diagnostics (Specialty Laboratories) in Valencia Ca. In addition to his clinical responsibilities, he trained Pathology residents in genetic testing for Loma Linda University Medical Center as the Affiliate Rotation Director and the University of Southern California, Keck SOM as a Clinical Assistant Professor of Pathology. Prior to joining Quest Diagnostics, he held a variety of research and clinical positions at the National Institutes of Health, University of New Mexico School of Medicine, and the University of California Los Angeles David Geffen School Of Medicine. Dr. Brodie was trained in Genetics at the University of California Los Angeles/Cedar-Sinai Medical Center medical genetics training program. He received a Ph.D. in Biomedical Sciences from the University of New Mexico School of Medicine and Clinical Molecular Genetics and Cytogenetics training at the University of California Los Angeles. Dr. Brodie is Board Certified by the American Board of Medical Genetics and Genomics and holds Directors Licenses in California, Florida, Tennessee, and New York.

George A. Cardoza, age 55. Mr. Cardoza has served as Chief Financial Officer since November 2009. Prior to that from March 2008 to November 2009, Mr. Cardoza served as the Chief Financial Officer of Protocol Global Solutions, Inc., a privately held international marketing company. Mr. Cardoza also served as the Controller of Protocol Global Solutions from March 2006 to March 2008. From April 1991 to March 2006, Mr. Cardoza was employed by Quest Diagnostics Inc., a diagnostic testing, information and services company, in a number of positions, including the position of Controller—Central Region from 2001 to March 2006. At Quest Mr. Cardoza was responsible for overseeing all the financial operations of the Central Region, which had revenue of over $1.2 billion in 2006. Prior to his time with Quest, he worked for Sony Music Entertainment Inc. and the Continental Grain Company in various financial roles. Mr. Cardoza received his B.S. from Syracuse University in finance and accounting and has received his M.B.A. from Michigan State University.

Robert J. Shovlin, age 46. Mr. Shovlin has served as the President of our Clinical Services Division since September, 2016. Prior to this, he had served as our Chief Growth Officer since the acquisition of Clarient in 2015. From his hire date in October 2014 until the Clarient acquisition, Mr. Shovlin served as the Chief Operating Officer of NeoGenomics. From 2012 until October 2014, Mr. Shovlin served as Chief Development officer for Bostwick Laboratories, a provider of anatomic pathology testing services targeting urologists and other clinicians, where he was responsible for Sales, Marketing, Managed Care, Business Development, and Clinical Trials. From 2005 until 2011, he served in progressively more responsible positions, including President and Chief Executive Officer, for Aureon Biosciences, Inc., a venture-backed diagnostics company focused on developing novel and proprietary prostate cancer tests. Mr. Shovlin also served as Executive Director for Anatomic Pathology and Director of Managed Care for Quest Diagnostics from 2003 until 2005, and held sales leadership positions at Dianon Systems from 1997 until 2003. Mr. Shovlin served as a Captain, Infantry Officer in the United States Marine Corps from 1992 until 1997 where he served as a Platoon and Company Commander with 1st Battalion 4th Marines and as an Instructor and Staff Platoon Commander at the Basic School. He holds a Bachelor of Science Degree from Pennsylvania State University, and a Masters of Business Administration from Rutgers University.

Maher Albitar, M.D., age 62. Dr. Albitar has served as Chief Medical Officer and Director of Research and Development since January 2012. Prior to that Dr. Albitar served as the Medical Director of Hematopathology and Oncology and Chief of R&D at Nichols Institute, Quest Diagnostics. Prior to joining Quest diagnostics, Dr. Albitar was a tenured full professor at MD Anderson Cancer Center and the University of Texas. At MD Anderson, he held the positions of Director of the Molecular Laboratory and Chief of Leukemia in the Division of Pathology and Laboratory Medicine. Dr. Albitar received training in Anatomic and Clinical Pathology at Brown University in Providence, RI and in Hematopathology at the University of Pennsylvania. Dr. Albitar also did post-doctoral training in Genetics at the Genetic Department and Howard Hughes Medical Institute at the University of Pennsylvania. Dr. Albitar received his medical degree in 1979 from Damascus Medical School in Damascus, Syria. Throughout his career, Dr. Albitar has focused on hematologic disease, cancer and molecular biology. He published almost 300 different articles, book chapters and reviews and has multiple patents and patent applications.

Steven A. Ross, age 53. Mr. Ross has served as Chief Information Officer since April 2013. Prior to joining the Company, Mr. Ross served as Vice President Technology at Chico’s FAS, Inc. during the period from 2003 to 2013 where he participated in the direction of all information technology resource planning, budgeting, technology associate development coaching and operation initiatives for the $2.5 billion dollar global consumer products company. Prior to that Mr. Ross worked for Zinn Corporation as a Project Director, assisting Target Inc. Mr. Ross has his Bachelor of Science from New Mexico State University.

Jennifer M. Balliet, age 40. Mrs. Balliet has served as our Chief Culture Officer since September, 2016. Prior to that, she had served as our Vice President of Human Resources since April 2015. Mrs. Balliet joined NeoGenomics in 2008 and has steadily increased her responsibilities and was previously serving as Director of Human Resources. During her time with NeoGenomics, she managed the Human Resources process as the Company grew from 100 employees to over 900 employees. As Vice President of Human Resources, Mrs. Balliet has responsibility for all areas of our Human Resources including recruiting, training, development, compensation, incentive plans and organizational development. Mrs. Balliet received her B.S. degree in Psychology and M.S. degree in Business Management from the University of Florida.

Edwin F. Weidig III, age 47. Edwin F. Weidig III currently serves as Vice President of Finance and Principal Accounting Officer. He has served as our Principal Accounting Officer since January 2012. He previously served as our Controller and Clinical Division Chief Financial Officer since September of 2016. Prior to assuming his position as Controller and Clinical Division Chief Financial Officer, he had served as our Director of Finance since January 2012. Mr. served as the Company’s Corporate Controller from October 2007 until January 2012. Prior to that, from May 2005 to October 2007 he was a Division Controller for Meritage Homes Corporation (NYSE:MTH) in Fort Myers, Florida, and prior to that from January 1999 to May 2005 he worked in public accounting for a local firm in Fort Myers, Florida and for the PricewaterhouseCoopers office in Boston, Massachusetts. Mr. Weidig earned his Bachelor of Science degree in Business Administration from Merrimack College. Mr. Weidig holds an active CPA license with the state of Massachusetts.

EXECUTIVE AND DIRECTOR COMPENSATION

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances.

2016 Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned and accrued, in all capacities, during the fiscal years ended December 31, 2016, 2015 and 2014, by principal executive officer, principal financial officer and our three other most highly compensated executive officers in 2016; together “Named Executive Officers”.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Award ($)(2)	Option Award ($)(2)	Non- Equity Incentive Plan Compensation ($)(3)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Douglas M. VanOort	2016	600,000	—	—	1,181,979	310,950	—	26,077	2,119,006
Chief Executive Officer and Chairman of the Board	2015 2014	475,000 441,346	600,000 —	— 381,250	— —	206,447 305,157	— —	1,385 —	1,282,832 1,127,753

George A. Cardoza	2016	293,077	—	—	500,280	120,000	—	—	913,357
Chief Financial Officer	2015	270,000	100,000	—	359,740	80,925	—	—	810,665
	2014	266,539	—	—	34,600	84,258	—	—	385,397

Dr. Maher Albitar (4)	2016	—	—	—	500,280	195,720	—	571,923	1,267,923
Chief Medical Officer	2015	—	—	—	1,183,537	150,000	—	460,000	1,793,537
	2014	—	—	—	75,620	141,287	—	453,077	669,984

Robert J. Shovlin (5)	2016	335,962	—	—	500,280	115,000	—	9,731	960,973
President of Clinical Services	2015	331,250	—	—	—	100,000	—	9,816	441,066
	2014	68,750	—	—	502,925	21,450	—	—	593,125

Steven G. Brodie	2016	313,654	—	—	250,140	45,000	—	12,885	621,679
Vice President Of Operations	2015 2014	305,718 275,986	— —	— —	215,844 23,067	51,427 40,555	— —	— —	572,989 339,608

(1)	Amounts shown for 2015 consist of discretionary cash bonuses paid to the applicable Named Executive Officer in recognition of the officer’s services in connection with the Company’s acquisition of the business of Clarient, Inc. and related financing in December of 2015.
(2)	Amounts shown represent grant date fair value computed in accordance with ASC Topic 718, with respect to stock awards, and stock options granted to the Named Executive Officers. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. Each stock option was granted with an exercise price equal to the closing value of our common stock on the day prior to the grant date. See Item 8, Note K of our Annual Report on Form 10-K for a description of the valuation methodology of stock and option awards.
(3)	Amounts shown consist of awards based on performance under our Bonus Plans for each respective year.
(4)	Dr. Albitar acts as a consultant to the Company in his role as Chief Medical Officer as a result of the California Corporate Practice of Medicine restriction. As a result all payments to him in that role are included in All Other Compensation. See Item 8, Note K of our Annual Report on Form 10-K for a description on the valuation methodology of stock option awards.
(5)	Robert J. Shovlin joined the Company in October 2014. On an annualized basis, his annual salary for 2014 would have been $325,000.

Employment Agreements and Potential Payments Upon Termination or Change in Control

The Company is a party to employment contracts with Douglas VanOort, our Chief Executive Officer, George Cardoza, our Chief Financial Officer and Robert Shovlin, our President of Clinical Services, each described below.

On March 16, 2009, the Company entered into an employment agreement with Douglas M. VanOort to employ Mr. VanOort in the capacity of Executive Chairman and interim Chief Executive Officer. Such employment agreement was amended on October 28, 2009 to appoint Mr. VanOort as Chairman and Chief Executive Officer (the employment agreement, as amended, hereafter, the “Employment Agreement”). The Employment Agreement had an initial term from March 16, 2009 through March 16, 2013, which subsequent to the initial term automatically renews for one year periods. Pursuant to the Employment Agreement, Mr. VanOort received a base salary of $325,000 per year which was subsequently increased to $425,000 in 2012 and $600,000 in 2015. In addition, he is eligible to receive an annual cash bonus for any given fiscal year in an amount equal to 60% of his base salary if he met certain goals established for him by the Compensation Committee of the Board. Such bonus is eligible to be increased to up to 150% of the target bonus in any fiscal year in which he meets certain performance objectives established by the Compensation Committee. Mr. VanOort is also entitled to participate in all of the Company’s employee benefit plans and any other benefit programs established for officers of the Company. In the event that Mr. VanOort is terminated without cause by the Company, the Company has agreed to pay Mr. VanOort’s base salary and maintain his benefits for a period of twelve months. The following table shows the assumed impact if Mr. VanOort had been terminated without cause at December 31, 2016:

Benefits and Payments
Severance:
Base Salary (1)	600,000
Benefits (2)	30,000

$630,000

(1)	Represents 12 months continuation of base salary
(2)	Represents the estimated incremental cost to the Company for continuation of health care benefits for 12 months.

Pursuant to the Employment Agreement Mr. VanOort was granted an option to purchase 1,000,000 shares of the Company’s common stock under the Company’s Amended and Restated Equity Incentive Plan (the “Amended Plan”). The exercise price of such option is $0.80 per share. 500,000 shares of common stock subject to the option vested according to the following schedule (i) 200,000 shares vested on March 16, 2011; (ii) 12,500 shares vested each month beginning on April 16, 2011 until March 16, 2012; (iii) 8,000 shares vested each month beginning on April 16, 2012 until March 16, 2012 and (iv) 4,500 shares vested each month beginning on April 16, 2012 until March 16, 2013. 500,000 shares of common stock subject to the option vest based on the achievement of certain performance metrics by the Company. The employment agreement contains a provision that allows for immediate vesting of all options awarded pursuant to this agreement in the event a change in control of NeoGenomics. The option grant expired five years from the grant date, and as of December 31, 2015 all of the options were vested. On March 8, 2016, Mr. VanOort exercised all 1,000,000 options.

Either party may terminate Mr. VanOort’s employment with the Company at any time upon giving sixty days advance written notice to the other party. The Company and Mr. VanOort also entered into a Confidentiality, Non-Solicitation and Non-Compete Agreement in connection with the Employment Agreement.

On February 14, 2012, Mr. VanOort was granted a non-qualified stock option (the “Supplemental Option) to purchase 800,000 shares of common stock at an exercise price of $1.71 per share. The Supplemental Option had a five year term and vested according to the passage of time with 200,000 shares vesting each year on the anniversary of the grant date for the first four years. The option agreement contains a provision that allows for immediate vesting of any unvested portion of the options in the event a change in control of NeoGenomics is consummated in which the consideration payable to each common shareholder in connection with such change in control has a deemed value of at least $4.00 per share (as adjusted pursuant to any of the Capitalization Adjustments described in Section 13 of option agreement) on or after the first anniversary of the effective date. As of December 31, 2016 all of these options were vested, all of these options were exercised as of February 2, 2017.

On March 12, 2014 Mr. VanOort exercised 375,000 warrants to purchase shares of NeoGenomics common stock at an exercise price of $1.05 per share. On March 16, 2014, 250,000 warrants expired unvested because performance requirements were not met.

On April 15, 2014, the Company granted 125,000 shares of restricted stock to Douglas M. VanOort. Such restricted shares vest on the third anniversary of the grant date so long as Mr. VanOort remains Chairman and Chief Executive Officer of the Company. The fair market value of the grant of restricted stock on award date was deemed to be $381,250 or $3.05 per share, which was the closing price of the Company’s common stock on the day before the grant was approved by the board of directors.

On April 20, 2016, Mr. VanOort was granted an additional option to purchase 472,527 shares of common stock at an exercise price of $7.15 per share. Such option has a five year term and vests ratably on the anniversary of the grant date for the first three years after the grant date.

On November 30, 2009, we entered into an employment agreement with George Cardoza, our Chief Financial Officer. The employment agreement has an initial term from November 30, 2009 through November 29, 2013, which initial term automatically renews for one year periods. The employment agreement specifies an initial base salary of $190,000 per year, which was subsequently increased to $250,000 per year in April 2013. Mr. Cardoza is also entitled to receive cash bonuses for any given fiscal year in an amount equal to 30% of his base salary if he meets certain goals established by our Chief Executive Officer and approved by the Board of Directors. Such bonus is eligible to be increased to up to 150% of the target bonus in any fiscal year in which he meets certain performance thresholds established by our Chief Executive Officer and approved by the Board of Directors. In addition, Mr. Cardoza was granted 150,000 stock options at an exercise price of $1.55 and with a five year term so long as Mr. Cardoza remains an employee of the Company. These options were scheduled to vest according to the passage of time; 37,500 shares were to vest on the grant date of each year beginning on November 30, 2010. The employment agreement contains a provision that allows for immediate vesting of any unvested portion of the options in the event a change in control of NeoGenomics is consummated on or after the first anniversary of the effective date. All of these options were vested as of November 30, 2013. Mr. Cardoza’s employment agreement also specifies that he is entitled to four weeks of paid vacation per year and other insurance benefits. In the event that Mr. Cardoza is terminated without cause by the Company, the Company has agreed to pay Mr. Cardoza’s base salary and maintain his benefits for a period of six months. The following table shows the assumed impact if Mr. Cardoza had been terminated without cause at December 31, 2016:

Benefits and Payments
Severance:
Base Salary (1)	146,539
Benefits (2)	15,000

$161,539

(1)	Represents 6 months continuation of base salary
(2)	Represents the estimated incremental cost to the Company for continuation of health care benefits for 6 months.

On April 14, 2011, Mr. Cardoza was granted an additional option to purchase 100,000 shares of common stock at an exercise price of $1.46 per share. Such option had a five year term, 25,000 shares vested on the grant date and 25,000 shares vested each year on the anniversary of the grant date for the first three years after the grant. The option agreement contained a provision that allowed for immediate vesting of all options awarded pursuant to this agreement in the event a change in control of NeoGenomics. All options were vested as of April 15, 2014. On March 5, 2014, Mr. Cardoza was granted an additional option to purchase 30,000 shares of common stock at an exercise price of $3.45 per share. Such option has a five year term and vests 10,000 shares per year on the anniversary of the grant date for the first three years after the grant. On May 6, 2015, Mr. Cardoza was granted an additional option to purchase 200,000 shares of common stock at an exercise price of $4.78 per share. Such option has a five year term and vests ratably on the anniversary of the grant date for the first three years after the grant date. The option agreement contains a provision that allows for immediate vesting of any unvested portion of the options in the event a change in control of NeoGenomics is consummated on or after the first anniversary of the effective date. As of December 31, 2016, 133,333 of these options were unvested, representing a benefit of $505,332 assuming a change in control occurred on December 31, 2016. On April 20, 2016, Mr. Cardoza was granted an additional option to purchase 200,000 shares of common stock at an exercise price of $7.15 per share. Such option has a five year term and vests ratably on the anniversary of the grant date for the first three years after the grant date.

On September 18, 2014, we entered in to an employment agreement with Robert Shovlin, our President of Clinical Services. The employment agreement specifies an initial base salary of $325,000 per year. Mr. Shovlin is also entitled to receive performance based bonuses for any given fiscal year in an amount equal to 40% of his base salary if he meets certain goals established by our Chief Executive Officer and approved by the Board of Directors. Such bonus is eligible to be increased to up to 150% of the target bonus in any fiscal year in which he meets certain performance thresholds established by our Chief Executive Officer and approved by the Board of Directors. In addition, on October 13, 2014, Mr. Shovlin was granted 300,000 stock options at an exercise price of $4.79 and with a five year term so long as Mr. Shovlin remains an employee of the Company. These options were scheduled to vest according to the passage of time; 75,000 will vest on the first anniversary of the grant date and 6,250 will vest each month beginning on the 13th month after the grant date and continuing on each monthly anniversary thereafter until the fourth anniversary of the grant date. The employment agreement contains a provision that allows for immediate vesting of any unvested portion of the options in the event a change in control of NeoGenomics is consummated on or after the first anniversary of the effective date. As of December 31, 2016, 137,500 of these options were unvested, representing a benefit of $519,750 assuming a change in control occurred on December 31, 2016.

Mr. Shovlin’s employment agreement also specifies that he is entitled to four weeks of paid vacation per year and other insurance benefits. In the event that Mr. Shovlin is terminated without cause by the Company, the Company has agreed to pay Mr. Shovlin’s base salary for a period of twelve months. The assumed impact if Mr. Shovlin had been terminated without cause at December 31, 2016 would be $335,962, which represents 12 months continuation of his base salary.

On April 20, 2016, Mr. Shovlin was granted an additional option to purchase 200,000 shares of common stock at an exercise price of $7.15 per share. Such option has a five year term and vests ratably on the anniversary of the grant date for the first three years after the grant date.

Grants of Plan Based Awards

The following table shows information regarding grants of non-equity and equity awards that we made during the fiscal year ended December 31, 2016 to each of our Named Executive Officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan (2) ($)			All Other Stock Awards: Number of Shares of Stock or Units	Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1) ($)
		Threshold	Target	Maximum
Douglas M. VanOort	FY 2016
Chief Executive Officer and	Annual Bonus	—	360,000	504,000
Chairman of the Board	04/20/2016				—	472,527	7.15	1,181,979

George A. Cardoza	FY 2016
Chief Financial Officer	Annual Bonus	—	122,667	159,467
	04/20/2016				—	200,000	7.15	500,280

Dr. Maher Albitar	FY 2016
Chief Medical Officer	Annual Bonus	—	240,000	312,000
	04/20/2016				—	200,000	7.15	500,280

Robert J. Shovlin	FY 2016
President, Clinical Services	Annual Bonus	—	136,000	197,200
	04/20/2016				—	200,000	7.15	500,280

Steven G. Brodie	FY 2016
Vice President of Operations	Annual Bonus	—	78,750	106,313
	04/20/2016				—	100,000	7.15	250,140

(1)	Represents the grant date fair value calculated in accordance with FASB ASC Topic 718. Information regarding the assumptions used in the valuation of option awards can be found in Item 8, Note K of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC. Our executive officers will not realize the value of these awards in cash unless these awards are exercised and the underlying shares are subsequently sold. See also our discussion of stock based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in our Annual Report on Form 10-K.
(2)	The FY16 Annual Bonus of non-equity incentive plan awards sets forth the target and maximum of the amounts awarded as an annual bonus in fiscal year 2016 under the management incentive plan. The actual amount earned is reflected in the Summary Compensation in the “Non-Equity Incentive Plan Compensation” column.

Outstanding Equity Awards at Fiscal Year End

The Compensation Committee has been given the authority to set all performance metrics for the vesting of performance-based equity awards, and has the authority to adjust any target financial metrics used for such vesting if it deems it appropriate to do so. The following table sets forth information with respect to outstanding equity awards related to stock options held by our Named Executive Officers as of December 31, 2016:

	Outstanding Equity Awards at Fiscal Year End

Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)	Equity Incentive Plan Awards- Number of Securities Underlying Unexercised & Unearned Options	Option Exercise Price	Option Expiration Date
Douglas M. VanOort
Chief Executive Officer and Chairman of the Board	200,000	— (1)	—	$1.71	2/14/2017	(2)
	—	472,527	—	$7.15	4/20/2021

George A. Cardoza
Chief Financial Officer	20,000	10,000(1)	—	$3.45	3/05/2019
	66,667	133,333(1)	—	$4.78	5/06/2020
	—	200,000(1)	—	$7.15	4/20/2021

Dr. Maher Albitar
Chief Medical Officer	—	10,000(1)	—	$3.45	3/5/2019
	—	200,000(1)	—	$4.78	5/6/2020
	—	200,000(1)	—	$7.15	4/20/2021

Robert J. Shovlin
President of Clinical Services	162,500	137,500(1)	—	$4.79	10/13/2019
	—	200,000(1)	—	$7.15	4/20/2021

Steven G. Brodie
Vice President of Operations	10,000	— (1)	—	$3.76	4/16/2018
	13,333	6,667(1)	—	$3.45	3/5/2019
	40,000	80,000(1)	—	$4.78	5/6/2020
	—	100,000(1)	—	$7.15	4/20/2021

(1)	See Item 8, Note K of the consolidated financial statements included in our Annual Report for a vesting detail.
(2)	The options were exercised prior to expiration on February 14, 2017.

Options Exercised and Stock Vested

The options exercised by and stock vested for our Named Executive Officers during the fiscal year ended December 31, 2016 were as follows:

	Options Exercised and Stock Vested
	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Douglas M. VanOort	1,000,000		$6,220,000
Chief Executive Officer and Chairman of the Board	600,000	(1)	$4,164,000

George A. Cardoza	100,000		$556,000
Chief Financial Officer

Dr. Maher Albitar	250,000		$1,715,000	200,000	(2)	$1,372,000
Chief Medical Officer	20,000		$96,800
	100,000		$351,000

Steven G. Brodie	50,000		269,000
Vice President of Operations	10,000		75,600

(1)	Shares were withheld to cover the cost of the options in connection with this exercise. The number of shares reported represents the gross number prior to withholding of such shares. The net shares received upon exercise were 481,387.
(2)	Consists of warrants granted in January of 2012.

Director Compensation

Each of our non-employee directors is entitled to receive cash compensation. As of December 31, 2016 the reimbursement was as follows:

•	$11,250 for each calendar quarter served as director

•	$20,000 for each year for a Committee Chairman of the Audit, Compensation, Compliance and the Nominating and Corporate Governance Committee

•	$5,000 for each year for a Committee Member of the Audit, Compensation, Compliance and the Nominating and Corporate Governance Committee

We also reimburse our directors for travel expenses incurred in connection with attendance at Board and Board committee meetings.

The following table provides information concerning the compensation of our non-employee directors for the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Warrant/ Option Awards ($)(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total ($)
Kevin C. Johnson (2) (3) (4)	60,000	61,307	26,390	—	—	—	147,697

William J. Robison (2) (3) (4)	70,000	61,307	26,390	—	—	—	157,697

Raymond R. Hipp (2) (3) (4)	75,000	61,307	26,390	—	—	—	162,697

Bruce K. Crowther (2) (3) (4)	55,000	61,307	26,390	—	—	—	142,697

Lynn A. Tetrault (2) (3) (4)	70,000	61,307	26,390	—	—	—	157,697

Alison L. Hannah (2) (3) (4)	50,000	61,307	26,390	—	—	—	137,697

Steven C. Jones (5)	348,000	—	250,140	—	—	—	598,140

Kieran P. Murphy		—	—	—	—	—	—

(1)	Amounts shown represent grant date fair value computed in accordance with ASC Topic 718, with respect to stock awards, warrants and stock options granted to the non-employee directors. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. Each stock option was granted with an exercise price equal to the closing value of our common stock on the day prior to the grant date. See Item 8, Note K of our Annual Report on Form 10-K for a description of the valuation methodology of stock and option awards.

The aggregate number of stock awards and warrant/option awards outstanding held by each of our non-employee directors as of December 31, 2016 was as follows:

Name	Stock Awards(#)	Warrant/Option Awards(#)
Kevin C. Johnson	7,222	15,000
William J. Robison	7,222	15,000
Raymond R. Hipp	7,222	18,333
Bruce K. Crowther	7,222	18,333
Lynn A. Tetrault	7,222	18,333
Alison L. Hannah	7,222	18,333
Steven C. Jones	—	325,000
Kieran P. Murphy	—	—

(2)	On April 20, 2016, the Company granted each of the six independent directors, 2,150 shares of restricted common stock. Such restricted common stock vests ratably over each of the subsequent four quarters as long as the director continues to serve as a member of the Board of Directors. The fair market value of each grant of restricted common stock on the award date was deemed to be $15,050 or $7.00 per share, which was the closing price of our common stock on the day before the grant was approved by the Compensation Committee of the Board of Directors.
(3)	On July 28, 2016, the Company granted each of the six independent directors, 5,072 shares of restricted common stock. Such restricted common stock vests ratably over each of the subsequent three quarters as long as the director continues to serve as a member of the Board of Directors. The fair market value of each grant of restricted common stock on the award date was deemed to be $46,257 or $9.12 per share, which was the closing price of our common stock on the day before the grant was approved by the Compensation Committee of the Board of Directors.

(4)	On July 28, 2016, the Company granted each of the six independent directors, 8,333 stock options with an exercise price of $9.11, which was the closing price of our common stock on the day before the grant was approved by the compensation committee of the Board of Directors. These options vest ratably over the next three anniversary dates of the grant date.
(5)	Fees earned and options awarded were for consulting work performed as Executive Vice President.

Compensation Discussion and Analysis

Executive Compensation Philosophy

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances.

Advisory Vote on Executive Compensation

The Company provides its stockholders with the opportunity to vote on executive compensation every three years. At the 2016 Annual Meeting of Stockholders held on June 7, 2016, we sought an advisory vote from our stockholders regarding our executive compensation program and 94.2% of the votes cast were in favor of our Named Executive Officers’ compensation as described in the proxy statement for that meeting. The Compensation Committee considers these results in making future compensation decisions.

The Compensation Committee determined that the Company’s continued strong financial performance (details below), the executive compensation program remains appropriate and no changes to the overall program design were necessary. However, the Compensation Committee continues to review the alignment of our executive compensation program with the compensation goals set forth herein and will continue to consider the outcome of the advisory stockholder votes on executive compensation when making future decisions regarding the compensation of our executive officers.

Company Performance Highlights

The Compensation Committee considers the financial performance of the Company in making compensation decisions. The Compensation Committee believes that compensation should be tied to the performance of the Company as well as the return to stockholders. During 2016, our revenues increased by $144 million (145%) and cash flow from operations grew by $15 million (236%). We were able to grow our business while reducing our cost per test by 9%. In addition, we completed many of our strategic initiatives including completing the integration of Clarient.

We have presented below the cumulative total return to our stockholders of $100 during the period from December 31, 2011 through December 31, 2016 in comparison to the cumulative return of the S&P 500 Index and a customized group of 7 publicly traded companies during that same time period. The peer group is comprised of Cancer Genetics, Inc., Enzo Biochem, Inc., Genomic Health Inc., Foundation Medicine, Laboratory Corporation of America, Myriad Genetics Inc., and Quest Diagnostics, Inc. The results assume that $100 (with reinvestment of all dividends) was invested in our common stock, the index and in the peer group and relative performance tracked through December 31, 2016.

Process for Determining Executive Compensation

Our Compensation Committee reviews and approves the annual base compensation and other compensation of our Named Executive Officers. Our Compensation Committee also establishes and reviews the achievement of performance goals and other matters relating to the Annual Bonus Plans.

Role of Independent Compensation Consultant

As outlined in its Charter, the Compensation Committee has the authority to select, retain and/or replace, as needed, compensation and benefits consultants and other outside consultants to provide independent advice to the Committee. During 2016, the Committee retained Willis Towers Watson as an independent outside compensation consultant. Willis Towers Watson advised the Compensation Committee on market competitive compensation practices, provided comparative industry trends and peer group data regarding salary, annual incentive and long-term incentive compensation levels for our executive officers and other key executives, and reviewed recommendations from management on compensation matters. The Compensation Committee considered the six factors specified by the Securities and Exchange Commission (SEC) to monitor the independence of their compensation advisors, and determined that Willis Towers Watson’s services during 2016 did not raise a conflict of interest.

Use of a Peer Group

In evaluating executive compensation, the Compensation Committee considers both performance of the Company and performance relative to an established peer group as well as the pay practices of that peer group. With input from Willis Towers Watson, the Committee reviews the previous year’s peer group to ensure it remains valid for benchmarking purposes and makes adjustments as needed to reflect changes in business strategy and circumstances. Our peer group for compensation purposes is different from the group of companies with which our business competes because many of our direct competitors for business are either much larger or smaller than us in terms of size and scope. In developing an appropriate pay benchmarking peer group, the Compensation Committee considered other scoping factors such as market capitalization, revenue and employee headcount.

The peer group used for purposes of 2016 executive compensation was as follows:

Affymetrix Inc. (acquired by Thermo Fischer Scientific)	Harvard Bioscience Inc.
Atri Cure Inc.	Luminex Corp.
Cambres Corp.	Natera Inc.
CTI BioPharma Corp.	New Link Genetics Corp.
Dyax Corporation (acquired by Shire PLC)	OraSure Technologies Inc.
Enzo Biochem Inc.	Pacific Biosciences of California Inc.
Fluidign Corp.	Pernix Therapeutics Holding Inc.
Foundation Medicine Inc.	Sequenom Inc. (acquired by Lab Corp.)
Genomic Health

Each year, the Compensation Committee assesses the total compensation of our CEO in relation to the total compensation of the CEO of our peers. The peer group used for this purpose is our compensation peer group as defined above.

The following graph shows the relationship of our CEO’s total compensation as set forth in the 2015 Summary Compensation Table and the change in stock price for the three years ended December 31, 2013, 2014 and 2015 (annualized). These amounts are compared to the CEOs of the companies included in our peer group as defined above.

Elements of Executive Compensation

	Base Salary	Short Term Incentive Program	Long Term Incentive Program
Type	Fixed cash compensation	Variable cash compensation	Stock options

Purpose	Baseline compensation	Reward executives for achievement of Company and individual annual objectives	Incentivize retention and align long term interests of employees and stockholders

Structure	Market based considering tenure, performance, experience and skillset	Performance based considering position	Vest ratably over a 3 year period, 5 year term

Base Compensation

Our base compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of base compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances.

The base compensation of our Named Executive Officers is reviewed annually and changes to base salary are made pursuant to a review process and salary increase recommendations are made by the Chief Executive Officer and subsequently reviewed and approved by the Compensation Committee. Any changes to the Chief Executive Officer base salary are discussed and approved by the Compensation Committee. The Chief Executive Officer is not included in any discussions regarding changes to his own compensation.

Short Term Incentive Program

The Compensation Committee adopts an Annual Bonus Plan which it believes incentivizes senior management to achieve operating results that the Compensation Committee believes will benefit stockholders as well as management. The Annual Bonus Plan provides goals which the Compensation Committee believes can only be achieved through extraordinary team efforts and that are designed to incentivize senior management to operate the Company in the most efficient manner possible.

The Annual Bonus Plan is comprised of Company measures and individual measures, Company performance measures are tied to achieving our revenue and Adjusted EBITDA goals in addition to the successful completion of Company determined critical success factors. Individual performance measures are specific and may vary by executive. These measures are developed by the Chief Executive Officer, approved by the Compensation Committee, and communicated to each of our Named Executive Officers.

The Annual Bonus Plan includes incentives for both individual and company performance, the ranges for 2016 are shown below:

	CEO	Chief Medical Officer	All Other NEO’s
Individual Performance	20%	60%	20-50%
Company Performance	80%	40%	50-80%

Benefits

Our policy is to provide health benefits as well as access to our 401(k) Plan to which we match any employees’ including our Named Executive Officers’ contributions at the rate of 75% of every dollar contributed up to 4% of the respective employee’s salary (3% maximum Company match). Effective, January 1, 2017 this benefit will increase to 100% of every dollar contributed up to 3% of the respective employee’s compensation and an additional 50% of every dollar contributed on the next 2% of compensation (4% maximum Company match).

Compensation Mix

In 2016, approximately 71% of the CEO’s total compensation and approximately 60% of other NEO’s total compensation was variable and impacted by individual, operating or stock price performance as shown below:

Tax Compliance Policy

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation in excess of $1,000,000 paid for any fiscal year to a corporation’s chief executive officer and to the three other most highly compensated executive officers in office as of the end of the fiscal year, other than the chief financial officer. The statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. However, stockholder interests may at times be best served by not restricting the Compensation Committee’s discretion and flexibility in developing compensation programs, even though the programs may result in non-deductible compensation expenses. Accordingly, the Compensation Committee may from time to time approve elements of compensation for certain officers that are not fully deductible.

Compensation Committee Interlocks

During the fiscal year ended December 31, 2016, the members of the Company’s Compensation Committee were:

Lynn A. Tetrault, Chairman

William J. Robison

Raymond R. Hipp

Kieran P. Murphy

No member of the Compensation Committee was an officer or employee of the Company during the fiscal year ended December 31, 2016.

Compensation Committee Report

The members of the Company’s Compensation Committee hereby state:

We have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the Company’s management, and based on such review and discussions, we have recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

By:	Lynn A. Tetrault, Chairman
William J. Robison Kieran P. Murphy
Raymond R. Hipp

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 7, 2017 with respect to the beneficial ownership of our common stock and Series A Preferred Stock by:

•	each person or group known by the Company to own beneficially more than five percent of the Company’s outstanding common stock or Series A Preferred Stock;

•	each director and Named Executive Officer of the Company;

•	the directors and executive officers of the Company as a group;

Title of Class	Name And Address Of Beneficial Owner	Amount and Nature Of Beneficial Ownership (1)	Percent Of Class (1)
5% Stockholders
Series A Convertible Redeemable Preferred Stock	GE Medical Systems Information Technologies, Inc. (2) 8200 West Tower Avenue, Milwaukee, Wisconsin 53223	6,600,000	100%
Common	GE Medical Systems Information Technologies, Inc. (2) 8200 West Tower Avenue, Milwaukee, Wisconsin 53223	15,000,000	18.9%
Executive Officers and Directors
Common	Steven C. Jones (3)	4,641,283	5.8%
Common	Douglas M. VanOort (4)	2,302,994	2.9%
Common	Raymond R. Hipp (5)	278,682	*
Common	Kevin C. Johnson (6)	131,642	*
Common	William J. Robison (7)	186,681	*
Common	Bruce K. Crowther (8)	23,868	*
Common	Alison L. Hannah (9)	22,116	*
Common	Lynn A. Tetrault (10)	25,116	*
Common	Kieran P. Murphy (11)	—	*
Common	Steven G. Brodie (12)	159,286	*
Common	George A. Cardoza (13)	439,090	*
Common	Maher Albitar (14)	237,358	*
Common	Robert J. Shovlin (15)	266,967	*
Common	Directors and Officers as a Group (16)	9,011,634	11.2%

*	Less than one percent (1%)
(1)	The number and percentage of shares beneficially owned are determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares of common stock that the individual has the right to acquire within 60 days of April 7, 2017, through the exercise of any stock option or other right. As of April 7, 2017, 79,220,250 shares of the Company’s common stock were outstanding. The information in the table is based upon information supplied by executive officers and directors and Schedules 13G filed with the SEC. The address of all of our executive officers and directors is in care of NeoGenomics, Inc. at 12701 Commonwealth Blvd., Suite 5, Fort Myers, FL 33913.
(2)	GE Medical Systems Information Technologies, Inc. (“GE Info Tech”) is a wholly owned subsidiary of General Electric Company (“GE”) and the parent company of GE Medical Holding AB. GE Info Tech holds the common and preferred shares that were issued pursuant to the acquisition of Clarient on December 30, 2015.

(3)	Steven C. Jones, Director and Executive Vice President of the Company, has direct ownership of 246,251 shares, options exercisable within 60 days of April 7, 2017 to purchase 183,333 shares. Totals for Mr. Jones also include (i) 50,476 shares owned by Jones Network, LP, a family limited partnership that Mr. Jones controls, (ii) 190,000 shares owned by the Steven & Carisa Jones Defined Benefit Pension Plan & Trust, and (iii) 52,157 shares held in certain individual retirement and custodial accounts. In addition, Mr. Jones is the Managing Member of the general partner of Aspen Select Healthcare, LP (“Aspen”), thus he has the right to vote the 3,150,000 shares which Aspen has direct ownership of as well as the 769,066 shares for which Aspen has received a voting proxy.
(4)	Douglas M. VanOort, Chairman and Chief Executive Officer of the Company, has direct ownership of 2,020,485 shares, 125,000 shares of restricted stock and 157,509 options exercisable within 60 days of April 7, 2017. Totals for Mr. VanOort include 187,500 shares owned by Conundrum Capital L.P. a partnership for which Mr. VanOort is a managing member.
(5)	Raymond R. Hipp, a director of the Company, has direct ownership of 264,794 shares, 7,222 shares of restricted stock and options exercisable within 60 days of April 7, 2017 to purchase 6,666 shares.
(6)	Kevin C. Johnson, a director of the Company, has direct ownership of 121,087 shares, 7,222 shares of restricted stock and options exercisable within 60 days of April 7, 2017 to purchase 3,333 shares.
(7)	William J. Robison, a director of the Company, has direct ownership of 176,126 shares, 7,222 shares of restricted stock and options exercisable within 60 days of April 7, 2017 to purchase 3,333 shares.
(8)	Bruce K. Crowther, a director of the Company, has direct ownership of 9,980 shares, 7,222 shares of restricted stock and options exercisable within 60 days of April 7, 2017 to purchase 6,666 shares.
(9)	Alison L. Hannah, a director of the Company, has direct ownership of 11,560 shares, 7,222 shares of restricted stock and 3,334 options exercisable within 60 days of April 7, 2017.
(10)	Lynn A. Tetrault, a director of the Company, has direct ownership of 14,560 shares, 7,222 shares of restricted stock and 3,334 options exercisable within 60 days of April 7, 2017.
(11)	Kieran P. Murphy, a director of the Company, has no direct ownership and has no options exercisable within 60 days of April 7, 2017.
(12)	Steven G. Brodie, Vice President of Operations, has direct ownership of 25,953 shares and options exercisable within 60 days of April 7, 2017 to purchase 133,333 shares.
(13)	George A. Cardoza, Chief Financial Officer, has direct ownership of 209,089 shares and options exercisable within 60 days of April 7, 2017 to purchase 230,001 shares.
(14)	Dr. Maher Albitar, Chief Medical Officer, has 60,692 shares owned by Albitar Oncology Defined Benefit Plan, and 176,666 options are exercisable within 60 days of April 7, 2017.
(15)	Robert J. Shovlin, President of Clinical Services, has direct ownership of 6,550 shares and has 260,417 options exercisable within 60 days of April 7, 2017.
(16)	The total number of shares listed eliminates double counting of shares that may be beneficially attributable to more than one person.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent (10%) of our outstanding common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with all copies of Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, we believe that during the fiscal year ended December 31, 2016 all filing requirements were timely satisfied except that the following executive officers and directors filed a late Form 4 with respect to stock options that were issued on April 20, 2016: Bruce K. Crowther, Alison L. Hannah, Raymond R. Hipp, Kevin C. Johnson, William J. Robison, Lynn A. Tetrault, Maher Albitar, Jennifer M. Balliet, Steven G. Brodie, George A. Cardoza, Steven C. Jones, Steven A. Ross, Robert J. Shovlin and Douglas M. VanOort.

FUTURE STOCKHOLDER PROPOSALS

To have a proposal intended to be presented at our 2018 Annual Meeting of Stockholders be considered for inclusion in the proxy statement and form of proxy relating to that meeting, a stockholder must deliver written notice of such proposal in writing to the Corporate Secretary at our corporate headquarters no later than December 31, 2017 (unless the date of the 2017 Annual Meeting of Stockholders is not within 30 days of May 25, 2017, in which case the proposal must be received no later than a reasonable period of time before we begin to print and send our proxy materials for our 2017 Annual Meeting). Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If a stockholder wishes to present a proposal before the 2018 Annual Meeting of Stockholders but does not wish to have the proposal considered for inclusion in the proxy statement and form of proxy in accordance with Rule 14a-8, the stockholder must also give written notice to the Corporate Secretary at our corporate headquarters. Our Corporate Secretary must receive the notice not less than 90 days nor more than 120 days prior to May 25, 2018, the anniversary date of the 2017 Annual Meeting of Stockholders; provided, however, that in the event that the 2018 Annual Meeting of Stockholders is called for a date that is not within 30 days before or after May 25, 2018, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. The proposal must also comply with the other requirements contained in our Amended and Restated Bylaws.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Crowe Horwath LLP served as our principal accountant for the last three fiscal years. Representatives from Crowe Horwath LLP are not expected to be present at the 2017 Annual Meeting. Summarized below is the aggregate amount of various professional fees billed by our principal accountants Crowe Horwath LLP with respect to our last three fiscal years:

	2016	2015
Audit fees	$355,760	$479,860
Audit Related Fees	165,795	198,660
Tax Fees	127,577	40,000
All other fees	—	—

All audit fees are approved by our Audit Committee and Board of Directors, and are limited to services provided on the Company’s annual and quarterly reports filed with the Securities and Exchange Commission (the “SEC”). Audit related fees are fees billed for assurance, due diligence in connection with acquisitions and related services by our principal accountants that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are not included under “audit fees.” Tax fees include those related to tax compliance, tax advice and tax planning. All other fees consist primarily of services performed related to other SEC filings and advisory services.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the estimated fees and other terms of any such engagement.

TRANSACTIONS WITH RELATED PERSONS

Consulting Agreement

During the years ended December 31, 2016, 2015 and 2014, Steven C. Jones, a director of the Company, earned approximately $263,000, $261,500 and $257,500, respectively, for various consulting work performed in connection with his duties as Executive Vice President and reimbursement of incurred expenses. Mr. Jones also earned $85,000, $578,900 and $177,500 as payment of bonuses for the periods indicated above. The bonus earned for the year ended December 31, 2015 was comprised of $500,000 discretionary bonus in recognition of the consulting services provided in connection with the Company’s acquisition of Clarient, Inc. and the related financing. This amount was paid to Aspen Capital Advisors, LLC (“Aspen’) for which Mr. Jones is a managing director, pursuant to a consulting agreement entered into between Aspen and the Company on November 11, 2015. The remaining $78,900 was earned as part of a management incentive plan.

On April 20, 2016, the Company granted Steven C. Jones 100,000 stock options to purchase shares of its common stock. The options were granted at an exercise price of $7.15 per share and had a weighted average fair market value of $2.50 per option. The options vest ratably over the next three years on each anniversary date. These options were accounted for as granted to a non-employee as they relate to his services to the Company as a consultant.

On May 4, 2015, the Company granted Steven C. Jones 225,000 stock options to purchase shares of parent common stock. The options were granted at a price of $4.78 per share and had a weighted average fair market value of $1.80 per option. The options vest ratably over the next three years on each anniversary date. 10,000 of the options were accounted for as granted to a Director of the Company, consistent with similar grants at that time to other Directors. The remaining 215,000 stock options have been accounted for as granted to a non-employee as they relate to his services to the Company as a consultant.

On May 3, 2010, the Company entered into a consulting agreement (the “Consulting Agreement”) with Steven Jones whereby Mr. Jones would continue to provide consulting services to the Company in the capacity of Executive Vice President of Finance. The Consulting Agreement had an initial term from May 3, 2010 through April 30, 2013, which initial term automatically renewed for additional one (1) year periods unless either party provided notice of termination at least three (3) months prior to the expiration of the initial term or any renewal term. In addition, the Company had the right to terminate the Consulting Agreement by giving written notice to Mr. Jones one (1) year prior to the effective date of termination. Mr. Jones had the right to terminate the Consulting Agreement by giving written notice to the Company three (3) months prior to the proposed termination date, provided, however, Mr. Jones is required to provide an additional three (3) months of transition services to the Company upon reasonable request by the Company. The Consulting Agreement specified an annual base retainer compensation of $180,000 per year, which was subsequently increased to $200,000 per year in February 2011 and to $210,000 per year in April 2012. In January 2013 Mr. Jones annual retainer was increased to $250,000 per year. Mr. Jones was also eligible to receive an annual cash bonus based on the achievement of certain performance metrics with a target of thirty percent (30%) of his base retainer. Such bonus was eligible to be increased to up to 150% of the target bonus in any fiscal year in which he met certain performance thresholds established by the our Chief Executive Officer and approved by the Board of Directors.

The Company also agreed that it would issue to Mr. Jones a warrant to purchase 450,000 shares of the Company’s common stock. The warrant has a seven year term, an exercise price of $1.50 per share, the ability to do a cashless net exercise, and a vesting schedule as follows:

i)	225,000 of such warrant shares vested immediately which included recognition for cumulative achievements for the Company by Mr. Jones; and

ii)	112,500 of such warrant shares vested according to the passage of time, with 4,687 warrant shares vesting on the last day of each calendar month for twenty-three (23) months, beginning with the month ended May 31, 2011 and continuing until the month ending March 31, 2012 and 4,699 warrant shares vested on April 30, 2012.

iii)	112,500 of such warrant shares vested based on the Company meeting certain financial goals.

As of December 31, 2014, all 450,000 warrants were fully vested, the warrants were sold to a third party in September of 2016.

On November 4, 2016, the Company entered into an amended and restated consulting agreement (the “Amended and Restated Consulting Agreement”) with Steven Jones. The Amended and Restated Consulting Agreement has an initial term of November 4, 2016 through April 30, 2020, which initial term automatically renews for additional one year periods unless either party provides notice of termination at least three months prior to the expiration of the initial term or any renewal term. In addition, the Company has the right to terminate the Amended and Restated Consulting Agreement by giving written notice to the Consultant the year prior to the effective date of termination. The Consultant has the right to terminate the Amended and Restated Consulting Agreement by giving written notice to the Company three months prior to the proposed termination date, provided, however, the Consultant is required to provide an additional three months of transition services to the Company upon reasonable request by the Company. The Amended and Restated Consulting Agreement specifies monthly base retainer compensation of $21,666.66 per month until April 30, 2017; $15,000.00 per month from May 1, 2017 until April 30, 2018; $12,500.00 per month from May 1, 2018 until April 30, 2019; and $10,000.00 per month thereafter. The Consultant is also eligible to receive a cash bonus based on the achievement of certain performance metrics with a target of 35% of his base retainer for any given fiscal year. Such bonus is eligible to be increased to up to 150% of the target bonus in any fiscal year in which he meets certain performance thresholds established by the CEO of the Company and approved by the Board of Directors.

Corporate Policies as to Related Party Transactions

The Company reviews related party transactions. Related party transactions are transactions that involve the Company’s directors, executive officers, director nominees, 5% or more beneficial owners of the Company’s common stock, immediate family members of these persons, or entities in which one of these persons has a direct or indirect material interest. Transactions that are reviewed as related party transactions by the Company are transactions that involve amounts that would be required to be disclosed in our filings under SEC regulations and certain other similar transactions. Pursuant to the Company’s Code of Ethics, employees and directors have a duty to report any potential conflicts of interest to the appropriate level of management or legal counsel as appropriate in the circumstances. The Company evaluates these reports along with responses to the Company’s annual director and officer questionnaires for any indication of possible related party transactions. If a transaction is deemed by the Company to be a related party transaction, the information regarding the transaction is reviewed and subject to approval by our Board. The Company makes efforts to ensure that any related party transaction is on substantially the same terms as those prevailing at the time for comparable transactions with other persons.

CODE OF ETHICS AND CONDUCT

Our Board adopted a code of business ethics and conduct (the “Code of Ethics”), applicable to all of our executives, directors and employees. The Code of Ethics is available in print to any stockholder that requests a copy. Copies may be obtained by contacting Investor Relations at our corporate headquarters. Our Code of Ethics is also available in the Investors section of our website at www.neogenomics.com. We intend to make any disclosures regarding amendments to, or waivers from, the Code of Business Conduct required under Form 8-K by posting such information on our website.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the 2017 Annual Meeting. If any other matters properly come before the stockholders at the meeting, the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow the Company to “incorporate by reference” into this proxy statement certain information that we have filed with the SEC. This means that we can disclose important information to our stockholders by referring the stockholders to another document. The information incorporated by reference into this proxy statement is an important part of this proxy statement and is considered to be part of this proxy statement from the date we file that information with the SEC. Any reports filed by us with the SEC after the date of this proxy statement will automatically update and, where applicable, supersede any information contained in this proxy statement or incorporated by reference into this proxy statement.

Items 5, 6, 7, 7A, 8 and 9 of the Company’s Annual Report for the year ended December 31, 2016 filed by the Company with the SEC and the Company’s Current Reports on Form 8-K filed with the SEC since December 31, 2016 are incorporated by reference into this proxy statement.

A copy of any of the documents referred to above will be furnished, without charge, by writing to NeoGenomics, Inc., Attention: Investor Relations, 12701 Commonwealth Drive, Suite 9, Fort Myers, Florida 33913. The documents referred to above are also available from the EDGAR database that can be obtained through the SEC’s website at http://www.sec.gov or our website at www.neogenomics.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2017

FORM 10-K ANNUAL REPORT TO STOCKHOLDERS

On March 14, 2017, the Company filed with the SEC its Annual Report on Form 10-K for the fiscal year ended December 31, 2016. We have enclosed the Annual Report with this proxy statement. The Annual Report includes our audited financial statements for the fiscal year ended December 31, 2016, along with other financial information and management discussion which we urge you to read carefully.

You can also obtain, free of charge, a copy of our Annual Report by:

•	writing to:

NeoGenomics, Inc.

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida 33913

Attention: Denise Pedulla, Corporate Secretary

•	telephoning us at: (866) 776-5907.

You can obtain a copy of our Annual Report and other periodic filings that we make with the SEC at www.neogenomics.com or from the SEC’s EDGAR database at http://www.sec.gov.

2017 ANNUAL MEETING PROXY MATERIALS RESULTS

Copies of this proxy statement and proxy materials ancillary hereto may be found on our website at www.neogenomics.com. We intend to publish final results from the 2017 Annual Meeting in a Current Report on

Form 8-K, which will be filed with the SEC within four business days from the 2017 Annual Meeting, or as amended thereafter. You may obtain a copy of this and other reports free of charge from the SEC’s EDGAR database at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one Proxy Statement is being delivered to two or more stockholders who share an address, unless the Company has received contrary instruction from one or more of such stockholders. The Company will promptly deliver, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the proxy statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company, by writing to us at 12701 Commonwealth Drive, Suite 9, Fort Myers, Florida 33913, Attention: Denise Pedulla, Corporate Secretary, or calling (866) 776-5907.

ANNEX A:

FIRST AMENDMENT OF THE

NEOGENOMICS, INC. AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(AMENDED AND RESTATED EFFECTIVE AS OF OCTOBER 15, 2015)

This First Amendment of the NeoGenomics, Inc. Amended and Restated Equity Incentive Plan (Amended and Restated Effective as of October 15, 2015) (“First Amendment”) is made and adopted by NeoGenomics, Inc., a Nevada corporation (the “Company”), subject to approval by the stockholders of the Company.

WHEREAS, the Company maintains the NeoGenomics, Inc. Amended and Restated Equity Incentive Plan (Amended and Restated Effective as of October 15, 2015) (the “Plan”).

WHEREAS, the Board of Directors of the Company (the “Board”) may amend the Plan at any time, pursuant to and subject to Section 23 of the Plan, contingent on approval by stockholders of the Company, if stockholder approval is required by applicable securities exchange rules or applicable law.

WHEREAS, the Board, upon recommendation from its Compensation Committee, has determined that it is advisable and in the best interest of the Company and its stockholders to amend the Plan to (i) increase the number of shares of common stock available for issuance under the Plan by 6,150,000 shares, and (ii) increase the annual individual award limits for purposes of Section 162(m) of the Internal Revenue Code from 500,000 shares to 1,000,000 shares.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 4.1 of the Plan (Share Reserve) is hereby amended and restated in its entirety as follows, effective May     , 2017, subject to approval by the stockholders of the Company:

“Subject to adjustment as provided in Section 22, the maximum aggregate number of shares of Common Stock reserved and available for issuance under the Plan shall be 18,650,000 shares of Common Stock. All such shares of Common Stock available for issuance under the Plan shall be available for issuance as Incentive Stock Options.”

2. Section 4.3 of the Plan (Code Section 162(m) Limitation) is hereby amended and restated in its entirety as follows, effective May     , 2017, subject to approval by the stockholders of the Company:

“The total number of shares of Common Stock for which Stock Options and Stock Appreciation Rights may be granted to any employee during any 12 month period shall not exceed 1,000,000 shares in the aggregate (as adjusted pursuant to Section 22). The total number of shares of Common Stock for which Restricted Stock Awards, Deferred Stock Awards, Stock Bonus Awards and Other Stock-Based Awards that are subject to the attainment of performance criteria in order to protect against the loss of deductibility under Section 162(m) of the Code may be granted to any employee during any twelve month period shall not exceed 1,000,000 shares in the aggregate (as adjusted pursuant to Section 22).”

3. Except as expressly or by necessary implication amended hereby, the Plan shall remain in full force and effect.

[signature page follows]

A-1

IN WITNESS WHEREOF, I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of NeoGenomics, Inc. on April 20, 2017.

NEOGENOMICS, INC.

Sign
Name:	/s/ Steven C. Jones
Print
Name:	Steven C. Jones

Title:	Executive Vice President

Date	April 20, 2017

* * * * *

IN WITNESS WHEREOF, I hereby certify that the foregoing First Amendment was approved by the stockholders of NeoGenomics, Inc. on May     , 2017.

NEOGENOMICS, INC.

Sign
Name:
Print
Name:

Title:

Date

A-2

ANNEX B:

FIRST AMENDMENT OF THE

NEOGENOMICS, INC. EMPLOYEE STOCK PURCHASE PLAN

(AMENDED AND RESTATED EFFECTIVE AS OF APRIL 16, 2013)

This First Amendment of the NeoGenomics, Inc. Employee Stock Purchase Plan (Amended and Restated Effective as of April 16, 2013) (“First Amendment”) is made and adopted by NeoGenomics, Inc., a Nevada corporation (the “Company”), subject to approval by the stockholders of the Company.

WHEREAS, the Company maintains the NeoGenomics, Inc. Employee Stock Purchase Plan (Amended and Restated Effective as of April 16, 2013) (the “Plan”).

WHEREAS, the Board of Directors of the Company (the “Board”) may amend the Plan at any time, pursuant to and subject to Section 14 of the Plan, contingent on approval by stockholders of the Company, if stockholder approval is required by applicable securities exchange rules or applicable law.

WHEREAS, the Board, upon recommendation from its Compensation Committee, has determined that it is advisable and in the best interest of the Company and its stockholders to amend the Plan to change the discount on purchases under the Plan from 5% to 15%.

NOW, THEREFORE, the Plan is hereby amended as follows, subject to approval by the stockholders of the Company:

1. Section 7(d) of the Plan is hereby amended and restated in its entirety as follows, effective May     , 2017:

(d) The purchase price of Shares acquired pursuant to Rights granted under the Plan shall be not less than the lesser of:

(i)	an amount equal to eight-five percent (85%) of the Fair Market Value of the Shares on the Offering Date; or

(ii)	an amount equal to eighty-five percent (85%) of the Fair Market Value of the Shares on the Purchase Date.”

2. Except as expressly or by necessary implication amended hereby, the Plan shall remain in full force and effect.

[signature page follows]

B-1

IN WITNESS WHEREOF, I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of NeoGenomics, Inc. on April 20, 2017.

NEOGENOMICS, INC.

Sign
Name:	/s/ Steven C. Jones
Print
Name:	Steven C. Jones

Title:	Executive Vice President

Date	April 20, 2017

* * * * *

IN WITNESS WHEREOF, I hereby certify that the foregoing First Amendment was approved by the stockholders of NeoGenomics, Inc. on May     , 2017.

NEOGENOMICS, INC.

Sign
Name:
Print
Name:

Title:

Date

B-2

NEOGENOMICS, INC. ATTN: FRED WEIDIG 12701 COMMONWEALTH DRIVE, SUITE 9 FORT MYERS, FL 33913

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E29095-P93477 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NEOGENOMICS, INC.
Board of Directors Recommends a Vote FOR proposal 1.

1.

Election of Directors. To elect nine (9) members of our Board, each to hold office for a one (1) year term ending on the date of the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified.

		For	Withhold
	1a. Douglas M. VanOort	☐	☐	Board of Directors Recommends a Vote FOR proposals 2, 3 and 4.		For	Against	Abstain
	1b. Steven C. Jones	☐	☐	2.	Amendment of the Amended and Restated Equity Incentive Plan.	☐	☐	☐
	1c. Kevin C. Johnson	☐	☐	3.	Amendment of Employee Stock Purchase Plan.	☐	☐	☐
	1d. Raymond R. Hipp	☐	☐	4.	Ratification of Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐
	1e. William J. Robison	☐	☐
	1f. Bruce K. Crowther	☐	☐
	1g. Lynn A. Tetrault	☐	☐
	1h. Alison L. Hannah	☐	☐
	1i. Kieran P. Murphy	☐	☐
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No
Please sign exactly as your name(s) appear(s) on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

E29096-P93477

NEOGENOMICS, INC.

Annual Meeting of Stockholders

May 25, 2017 8:00 AM (Pacific Time)

Renaissance ClubSport Aliso Viejo Hotel

50 Enterprise, Aliso Viejo, CA 92656

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Steven Jones and Fred Weidig, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of NeoGenomics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1, FOR THE AMENDMENT OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN IN PROPOSAL 2, FOR THE APPROVAL OF AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN IN PROPOSAL 3 AND FOR THE RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 4.

Continued and to be signed on reverse side

V.1.1